Exhibit 4.4

C L I F F O R D                                   LIMITED LIABILITY PARTNERSHIP

C H A N C E

                                                  Draft Date: 23 September 2002
                                                                    Draft No: 1

                       GRACECHURCH CARD FUNDING (NO.2) PLC

                                     - and -

                              THE BANK OF NEW YORK

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                                   TRUST DEED
                                  Constituting
              $[_] Class A Asset-Backed Floating Rate Notes due [_]
              $[_] Class B Asset-Backed Floating Rate Notes due [_]
                                       and
              $[_] Class C Asset-Backed Floating Rate Notes due [_]
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                                    CONTENTS

CLAUSE                                                                                                 PAGE

1.     Definitions And Interpretation..................................................................1

2.     Covenant To Repay And Pay Interest On The Notes; Note Trustee's Requirements Following An Event
       Of Default.....................................................................................11

3.     Form Of Issue Of Notes; Issue Of Individual Note Certificates..................................14

4.     Covenant Of Compliance.........................................................................16

5.     Cancellation Of Notes..........................................................................17

6.     Enforcement....................................................................................17

7.     Proceedings....................................................................................18

8.     Priority Of Payments And Notice Of Payment.....................................................19

9.     Investment By Note Trustee.....................................................................19

10.    Covenants By The Issuer........................................................................20

11.    Remuneration And Indemnification Of Note Trustee...............................................24

12.    Supplement To Trustee Act 1925.................................................................26

13.    Note Trustee's Liability.......................................................................34

14.    Delegation By Note Trustee.....................................................................34

15.    Employment Of Agent By Note Trustee............................................................34

16.    Note Trustee Contracting With Issuer...........................................................35

17.    Waiver; Authorisation; Determination; Modification; Substitution Of Principal Debtor...........36

18.    Currency Indemnity.............................................................................38

19.    Eligibility And Disqualification; New Note Trustee; Separate And Co-Note Trustees; Note Trustee
       Information....................................................................................39

20.    Note Trustee's Retirement And Removal..........................................................40

21.    Note Trustee's Powers Additional...............................................................41

22.    Notices........................................................................................41

23.    Governing Law And Jurisdiction.................................................................42

24.    TIA Prevails...................................................................................43

25.    Amendments.....................................................................................43

26.    Counterparts...................................................................................43

27.    Certificates And Opinions......................................................................43

28.    Post Maturity Call Option......................................................................44

29.    Release Of Collateral..........................................................................44

30.    Disapplication Of Trustee Act 2000.............................................................45

31.    Contract (Third Parties Right) Act.............................................................45

THE FIRST SCHEDULE FORM OF CLASS A GLOBAL NOTE CERTIFICATE ...........................................47

THE SECOND SCHEDULE FORM OF CLASS B GLOBAL NOTE CERTIFICATE...........................................54

THE THIRD SCHEDULE FORM OF CLASS C GLOBAL NOTE CERTIFICATE............................................61

THE FOURTH SCHEDULE FORM OF INDIVIDUAL CLASS A NOTE CERTIFICATE.......................................68

THE FIFTH SCHEDULE FORM OF INDIVIDUAL CLASS B NOTE CERTIFICATE........................................72

THE SIXTH SCHEDULE FORM OF INDIVIDUAL CLASS C NOTE CERTIFICATE........................................76

THE SEVENTH SCHEDULE TERMS AND CONDITIONS OF THE NOTES................................................80

THE EIGHTH SCHEDULE PROVISIONS FOR MEETINGS OF NOTEHOLDERS............................................81

THE NINTH SCHEDULE PRIORITY OF PAYMENTS...............................................................91

THIS TRUST DEED is made the [_] 2002

BETWEEN:

(1) GRACECHURCH CARD FUNDING (NO.2) PLC a public company incorporated under the laws of England and Wales with registered number 4497894 whose registered office is at 54 Lombard Street, London EC3P 3AH (hereinafter called the "ISSUER"); and

(2) THE BANK OF NEW YORK a New York banking corporation acting through its London branch whose principal place of business is at One Canada Square, Canary Wharf, London E14 5AL (hereinafter called the "NOTE TRUSTEE", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Deed).

WHEREAS:

(1) By resolutions of the Board of Directors of the Issuer passed on [_] the Issuer has resolved to issue $[_] in aggregate principal amount of asset backed floating rate notes comprising $[_] in aggregate principal amount of Class A Asset-Backed Floating Rate Notes due [_] (the "CLASS A NOTES"), $[_] in aggregate principal amount of Class B Asset-Backed Floating Rate Notes due [_] (the "CLASS B NOTES") and $[_] in aggregate principal amount of Class C Asset-Backed Floating Rate Notes due [_] (the "CLASS C NOTES" and, together with the Class A Notes and the Class B Notes, the "NOTES") to be constituted and secured in the manner hereinafter appearing and in the manner appearing in the Deed of Charge.

(2)     The Note Trustee has agreed to act as trustee of this Deed
        (including the security constituted by the Deed of Charge) for the Noteholders upon and subject to the terms and conditions of this Deed.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 In this Deed, including the recitals hereto, unless there is anything in the subject or context inconsistent therewith the expressions listed below shall have the following meanings, namely:

        "AFFILIATE" has the meaning ascribed to it in Rule 405 under the Securities Act;

        "AGENT BANK" means The Bank of New York, London Branch;

        "AGENTS" means the Principal Paying Agent, the other Paying Agents, the Registrar, the Transfer Agents, or any of them;

        "AUDITORS" means PricewaterhouseCoopers or such other reputable firm of accountants qualified to practice in the United Kingdom as may be appointed by the Issuer from time to time;

        "AUTHORISED INVESTMENTS" means any one or more of the following:

        (i) demand or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution, provided that, in each case, at the time the deposit is made or the certificate or obligation is acquired the then current rating of the unsecured and unguaranteed debt obligations of that institution (or, where the investment in question is guaranteed, of the guaranteeing institution) is A1+ and P-1, or (if different) the then highest rating conferred in respect of such obligation by S&P and Moody's (respectively); or

        (ii) short-term unsecured debt obligations (including commercial paper) issued or guaranteed by any body corporate provided that at the time the obligation is acquired the then current rating of the unsecured and unguaranteed debt obligations of that body corporate (or where the debt obligations in question are guaranteed, of the guaranteeing institution) is A1+ and P-1, or (if different) the then highest rating conferred in respect of such obligation by S&P and Moody's (respectively);

        "BASIC TERMS MODIFICATION" has the meaning ascribed to it in Note Condition [_];

        "BELGIAN PLEDGE" means the pledge agreement dated of even date hereof and entered in to between the Issuer and the Note Trustee;

        "BUSINESS DAY" means a day other than a Saturday or a Sunday or a day on which banking institutions in London or New York are authorised or obliged by law to be closed;

        "CLASS A GLOBAL NOTE CERTIFICATE" means the global note certificate representing the Class A Notes and issued pursuant to the provisions of this Trust Deed in, or substantially in, the form set out in the First Schedule;

        "CLASS A INDIVIDUAL NOTE CERTIFICATE" means any individual note certificate representing a Class A Noteholder's entire holding of Class A Notes, in or substantially in the form set out in the Fourth Schedule;

        "CLASS A NOTEHOLDERS" means the persons who are for the time being the holders of one or more of the Class A Notes (being, so long as such Notes or any part thereof are represented by the Class A Global Note Certificate, the person in whose name the Class A Note is registered in the Register of Noteholders and so long as such Notes or any part thereof are represented by Individual Class A Note Certificates, each person who is for the time being shown in the Register as the holder of a particular principal amount thereof) SAVE THAT so long as such Notes or any part thereof are represented by the Class A Global Note Certificate, each person who is for the time being shown in the records of DTC (other than Euroclear or Clearstream, Luxembourg, if Euroclear or Clearstream, Luxembourg are participants in DTC), Euroclear (other than DTC or Clearstream, Luxembourg, if DTC or Clearstream, Luxembourg are accountholders of Euroclear) or Clearstream, Luxembourg (other than DTC or Euroclear, if DTC or Euroclear are accountholders of Clearstream, Luxembourg) as the holder of a particular principal amount of Class A Notes shall be deemed to be and shall be treated as the holder thereof PROVIDED THAT such deeming and treatment shall not affect the right to payments in respect of the Class A Global Note Certificate which shall be vested solely in the registered holder of the Class A Global Note Certificate in accordance with and subject to its terms and the terms of this Trust Deed;

        "CLASS A NOTES" means the notes in registered form, in or substantially in the form set out in the First Schedule in denominations of $[1,000] comprising the Class A Notes of the Issuer constituted by this Trust Deed, to be represented by a Note Certificate or Note Certificates, and for the time being outstanding or, as the context may require, a specific number of such notes and the Class A Global Note Certificate for as long as it has not been exchanged in accordance with its terms;

        "CLASS B AND CLASS C SUBSCRIPTION AGREEMENT" means the subscription agreement dated [_] and made between the Issuer and the Managers (as defined therein) in respect of the Class B Notes and Class C Notes;

        "CLASS B GLOBAL NOTE CERTIFICATE" means the global note certificate representing the Class B Notes and issued pursuant to the provisions of this Trust Deed in, or substantially in, the form set out in the Second Schedule;

        "CLASS B INDIVIDUAL NOTE CERTIFICATE" means any individual note certificate representing a Class B Noteholder's entire holding of Class B Notes, in or substantially in the form set out in the Fifth Schedule;

        "CLASS B NOTEHOLDERS" means the persons who are for the time being the holders of one or more of the Class B Notes (being, so long as such Notes or any part thereof are represented by the Class B Global Note Certificate, the person in whose name the Class B Note is registered in the Register and so long as such Notes or any part thereof are represented by Individual Class B Notes Certificates, each person who is for the time being shown in the Register as the holder of a particular principal amount thereof) SAVE THAT so long as such Notes or any part thereof are represented by the Class B Global Note Certificate, each person who is for the time being shown in the records of DTC (other than Euroclear or Clearstream, Luxembourg, if Euroclear or Clearstream, Luxembourg are participants in DTC), Euroclear (other than DTC or Clearstream, Luxembourg, if DTC or Clearstream, Luxembourg are accountholders of Euroclear) or Clearstream, Luxembourg (other than DTC or Euroclear, if DTC or Euroclear are accountholders of Clearstream, Luxembourg) as the holder of a particular principal amount of Class B Notes shall be deemed to be and shall be treated as the holder thereof PROVIDED THAT such deeming and treatment shall not affect the right to payments in respect of the Class B Global Note Certificate which shall be vested solely in the registered holder of the Class B Global Note Certificate in accordance with and subject to its terms and the terms of this Trust Deed;

        "CLASS B NOTES" means the notes in registered form, in or substantially in the form set out in the Second Schedule in denominations of $[1,000] comprising the Class B Notes of the Issuer constituted by this Trust Deed, to be represented by a Note Certificate or Note Certificates and for the time being outstanding or, as the context may require, a specific number of such notes and the Class B Global Note Certificate for as long as it has not been exchanged in accordance with its terms;

        "CLASS C GLOBAL NOTE CERTIFICATE" means the global note certificate representing the Class B Notes and issued pursuant to the provisions of this Trust Deed in, or substantially in, the form set out in the Third Schedule;

        "CLASS C INDIVIDUAL NOTE CERTIFICATE" means any individual note certificate representing a Class C Noteholder's entire holding of Class C Notes, in or substantially in the form set out in the Sixth Schedule;

        "CLASS C NOTEHOLDERS" means the persons who are for the time being the holders of one or more of the Class C Notes (being, so long as such Notes or any part thereof are represented by the Class C Global Note Certificate, the person in whose name the Class C Note is registered in the Register and so long as such Notes or any part thereof are represented by Individual Class C Note Certificates, each person who is for the time being shown in the Register as the holder of a particular principal amount thereof) SAVE THAT so long as such Notes or any part thereof are represented by the Class C Global Note Certificate, each person who is for the time being shown in the records of DTC (other than Euroclear or Clearstream, Luxembourg, if Euroclear or Clearstream, Luxembourg are participants in DTC), Euroclear (other than DTC or Clearstream, Luxembourg, if DTC or Clearstream, Luxembourg are accountholders of Euroclear) or Clearstream, Luxembourg (other than DTC or Euroclear, if DTC or Euroclear are accountholders of Clearstream, Luxembourg) as the holder of a particular principal amount of Class C Notes shall be deemed to be and shall be treated as the holder thereof PROVIDED THAT such deeming and treatment shall not affect the right to payments in respect of the Class C Global Note Certificate which shall be vested solely in the registered holder of the Class C Global Note Certificate in accordance with and subject to its terms and the terms of this Trust Deed;

        "CLASS C NOTES" means the notes in registered form, in or substantially in the form set out in the Third Schedule in denominations of $1,000 comprising the Class C Notes of the Issuer constituted by this Trust Deed, to be represented by a Note Certificate or Note Certificates, and for the time being outstanding or, as the context may require, a specific number of such notes and the Class C Global Note Certificate for as long as it has not been exchanged in accordance with its terms;

        "CLEARING SYSTEMS" means DTC, Clearstream, Luxembourg and Euroclear;

        "CLEARSTREAM, LUXEMBOURG" means Clearstream, Luxembourg, SOCIETE
        ANONYME;

        "CLOSING DATE" means [_] or such later date as may be agreed pursuant to the Underwriting Agreements;

        "DEED OF CHARGE" means a deed of charge of even date herewith entered into by the Issuer in favour of the Note Trustee;

        "DISTRIBUTION DATE" has the meaning ascribed to it in Note Condition
        [_];

        "DOCUMENTS" means this Trust Deed, the Deed of Charge, the Senior Notes Underwriting Agreement, the Class B and Class C Subscription Agreement, the Paying Agency and Agent Bank Agreement, the Swap Agreements and the Series 02-1 MTN;

        "DOLLAR A SWAP AGREEMENT" means the ISDA Master Agreement together with the applicable schedule and confirmation dated [_] 2002 and made between the Issuer and the Swap Counterparty in respect of payments made under the Class A Notes;

        "DOLLAR B SWAP AGREEMENT" means the ISDA Master Agreement, together with the applicable schedule and confirmation, dated [_] 2002 and made between the Issuer and the Swap Counterparty in respect of payments made under the Class B Notes;

        "DOLLAR C SWAP AGREEMENT" means the ISDA Master Agreement, together with the applicable schedule and confirmation, dated [_] 2002 and made between the Issuer and the Swap Counterparty in respect of payments made under the Class C Notes;

        "DTC" means the Depository Trust Company of New York;

        "ENFORCEMENT NOTICE" has the meaning ascribed thereto in Note Condition [_];

        "EUROCLEAR" means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

        "EVENT OF DEFAULT" means any of the events described as Events of Default in Note Condition [_];

        "EXCHANGE ACT" means the United States Securities and Exchange Act of 1934, as amended;

        "EXPENSES LOAN AGREEMENT" means an expenses loan agreement dated of even date herewith between the Issuer, the Note Trustee and Barclays Bank PLC;

        "EXTRAORDINARY RESOLUTION" has the meaning ascribed thereto in the Eighth Schedule;

        "GLOBAL NOTE" means the Class A Global Note, the Class B Global Note and the Class C Global Note, or any of them as the context may require;

        "GLOBAL NOTE CERTIFICATES" means the Class A Global Note Certificate, the Class B Global Note Certificate and the Class C Global Notes Certificate, or any of them, as the context may require;

        "INDEBTEDNESS" means in relation to the Issuer any indebtedness to any other person;

        "INDEPENDENT" means, when used with respect to any specified person, that the person (1) is in fact independent of the Issuer and any other obligor in respect of the Notes and any other person with an ownership interest in the receivables trust and of any affiliate of any of the foregoing persons, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or any such other person with such an ownership interest in the receivables trust or in any affiliate of any of the foregoing persons, and (3) is not connected with the Issuer or any such other obligor or any affiliate of the Issuer or any such other person with such an ownership interest in the receivables trust as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions;

        "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Note Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Clause 12(u) hereof, made by an independent appraiser or other expert appointed by an Issuer Order and approved by the Note Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Trust Deed and that the signer is Independent within the meaning thereof;

        "INDIVIDUAL NOTE CERTIFICATES" means the Class A Individual Note Certificates, the Class B Individual Note Certificates and the Class C Individual Note Certificates, or any of them, as the context may require;

        "ISSUER ORDER" means a written order of request signed in the name of the Issuer by any one of its authorised officers and delivered to the Note Trustee;

        "INTEREST PAYMENT DATE" has the meaning ascribed thereto in Note Condition [_];

        "INTEREST PERIOD" has the meaning ascribed thereto in Note Condition
        [_];

        "JUNIOR NOTES" means, in relation to the Class A Notes, the Class B Notes and the Class C Notes and, in relation to the Class B Notes, the Class C Notes;

        "JUNIOR NOTEHOLDERS" means, in relation to the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, and in relation to the Class B Noteholders, the Class C Noteholders;

        "LONDON STOCK EXCHANGE" means the London Stock Exchange Limited;

        "MOODY'S" means Moody's Investors Service Limited;

        "MTN ISSUER" means Barclaycard Funding PLC, a public limited company incorporated under the laws of England and Wales with company number 2530163, in its capacity as issuer of MTNs under the Programme;

        "MTN TRUSTEE" means the Bank of New York in its capacity as such under the Security Trust Deed and MTN Cash Management Agreement dated 23 November 1999;

        "NEW YORK PAYING AGENT" means the Bank of New York, acting through its New York office;

        "NOTE CERTIFICATE" means any Global Note Certificate or Individual Note Certificate and includes any replacement Note Certificates issued pursuant to the Note Conditions;

        "NOTE CONDITIONS" means the Terms and Conditions applicable to the Notes in the form or substantially in the form set out in the Seventh Schedule, as the same may from time to time be modified in accordance with this Deed and any reference in this Deed to a particular numbered Note Condition shall be construed accordingly;

        "NOTEHOLDERS" means the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, and "NOTEHOLDER" means any of them;

        "NOTES" means the Class A Notes, the Class B Notes and the Class C Notes, or any of them, as the context may require;

        "OFFICERS' CERTIFICATE" shall mean, with respect to any Person, a certificate signed (i) by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or the Treasurer of such Person and (ii) by any other such officer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person. Each such certificate shall include the statements provided for in Clause 12(u) if and to the extent required by the provisions hereof;

        "OPINION OF COUNSEL" shall mean an opinion in writing signed by legal counsel who shall be reasonably acceptable to the Note Trustee and who may be an employee of or of counsel to the Issuer or an affiliate of the Issuer. Each such opinion shall include the statements provided for in Clause 12(u) if and to the extent required by the provisions thereof. The acceptance by the Note Trustee of, and its actions on, an Opinion of Counsel shall be sufficient evidence that such counsel is acceptable to the Note Trustee;

        "PAYING AGENCY AND AGENT BANK AGREEMENT" means the paying agency and agent bank agreement of even date herewith and made between the Issuer, the Paying Agents, the Transfer Agent, the Registrar, the Agent Bank and the Note Trustee;

        "PAYING AGENTS" means the Principal Paying Agent and any other person appointed as paying agent pursuant to the Paying Agency and Agent Bank Agreement, and "PAYING AGENT" means any of them;

        "PRINCIPAL AMOUNT OUTSTANDING" means in relation to a Note on any date, the principal amount of that Note on the date of issue less the aggregate amount of all principal payments in respect of that Note that have been paid by the Issuer to the Noteholder concerned under the Note Conditions prior to such date in accordance with the Note Conditions;

        "PRINCIPAL PAYING AGENT" means The Bank of New York acting through its London branch located at One Canada Square, London E14 5AL, or such other Principal Paying Agent in respect of the Notes for the time being as may have been appointed as such by the Issuer with the prior approval of, and on terms previously approved in writing, by the Note Trustee and (except in the case of initial Principal Paying Agent), notice of whose appointment has been given to the Noteholders pursuant to Clause 10(m) in accordance with the Note Conditions;

        "PROGRAMME" means the secured medium term note issuance programme established by the MTN Issuer;

        "RATING AGENCIES" means Moody's and S&P;

        "REGISTER" means the register maintained by the Registrar in accordance with Clause 4.1 of the Paying Agency and Agent Bank Agreement;

        "REGISTRAR" means the registrar appointed in accordance with the terms of the Paying Agency and Agent Bank Agreement;

        "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies Inc.;

        "SCHEDULED REDEMPTION DATE" means the Interest Payment Date falling in [_];

        "SEC" means the United States Securities and Exchange Commission;

        "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

        "SECURITY TRUSTEE" means The Bank of New York in its capacity as security trustee in respect of the Programme;

        "SENIOR NOTES" means in relation to the Class B Notes, the Class A Notes, and in relation to the Class C Notes, the Class A Notes and the Class B Notes;

        "SENIOR NOTEHOLDERS" means in relation to the Class B Noteholders, the Class A Noteholders and in relation to the Class C Noteholders, the Class A Noteholders and the Class B Noteholders;

        "SENIOR UNDERWRITING AGREEMENT" means the underwriting agreement dated [_] 2002 and made between the Issuer and the Managers (as defined therein) in respect of the Class A Notes;

        "SERIES 02-1 MTN" means the [_] medium term note issued by the MTN Issuer under the Programme, and subscribed for by the Issuer using the proceeds of the Notes;

        "SERIES 02-1 TERMINATION DATE" means the Interest Payment Date falling in [_];

        "SWAP AGREEMENTS" means the Dollar A Swap Agreement, the Dollar B Swap Agreement and the Dollar C Swap Agreement;

        "SWAP COUNTERPARTY" means Barclays Bank PLC, acting through its office at 5 The North Colonnade, London E14 4BB:

        "TIA" means the United States Trust Indenture Act of 1939, as amended;

        "TRANSFER AGENT" has the meaning given to it in the Paying Agency and Agent Bank Agreement;

        "TRUST CORPORATION" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain to act as a custodian trustee or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee and shall be deemed to include the Bank of New York; and

        "UNDERWRITING AGREEMENTS" means the Senior Underwriting Agreement and the Class B and Class C Subscription Agreement.

1.2     Any reference in this Deed to:

        "OUTSTANDING" means in relation to the Notes, as of any date of determination, all the Notes issued other than (a) those Notes which have been redeemed in full and cancelled pursuant to Note Condition 6 or otherwise pursuant to this Deed; (b) those Notes in respect of which the date for redemption in full in accordance with the Conditions has occurred and the redemption moneys for which (including all interest payable thereon) have been duly paid to the Note Trustee or to the Principal Paying Agent in the manner provided in the Paying Agency and Agent Bank Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Note Condition 14) and remain available for payment against presentation of the relevant Notes; (c) those Notes which have been purchased and cancelled in accordance with Note Condition 6; (d) those Notes which have become void under Note Condition 10, provided that for each of the following purposes, namely:

        1.2.1 the right to attend and vote at any meeting of the Noteholders;

        1.2.2 the determination of how many and which Notes are for the time being outstanding for the purposes of Clause 7.1 and Clause 18, Note Conditions [_] and [_] and paragraphs 2, 5,
                  6 and 9 of the Eighth Schedule;

        (i) any discretion, power or authority contained in this Deed which the Note Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of any of the Noteholders; and

        (iii) the determination by the Note Trustee whether any of the events specified in Note Condition [_] is materially prejudicial to the interests of the Noteholders,

        those Notes (if any) which are for the time being held beneficially by or for the account of the Issuer or any of its respective subsidiaries, Affiliates or holding companies or other subsidiaries or Affiliates of such holding companies shall (unless and until ceasing to be so held or, in the case of the Issuer, cancelled) be deemed not to remain outstanding;

        "REPAY", "REDEEM" and "PAY" shall each include both the others and "REPAID", "REPAYABLE" and "REPAYMENT", "REDEEMED", "REDEEMABLE" and "REDEMPTION" and "PAID", "PAYABLE" and "PAYMENT" shall be construed accordingly; and

        "THIS DEED" and "TRUST DEED" means this Trust Deed and the Schedules and any Trust Deed supplemental hereto and the Schedules (if any) thereto, all as from time to time supplemented or modified in accordance with the provisions contained in this Deed and where applicable, therein.

1.3     CONSTRUCTION

        1.3.1 In this Deed all references to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

        1.3.2 all references to "STERLING", "POUNDS STERLING" or the sign "[POUND]" shall be construed as references to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland; and

        1.3.3 all references to "DOLLARS" or the signs "US$" or "$" shall be construed as references to the lawful currency for the time being of the United States of America.

1.4 All references in this Deed to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such re-enactment.

1.5 Unless otherwise defined herein or unless the context otherwise requires words or expressions contained in this Deed shall bear the same meanings as in the Companies Act 1985.

1.6 In this Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the schedules to this Deed and to the clauses, sub-clauses, paragraphs and sub-paragraphs of this Deed respectively and, unless otherwise stated, references to sub-clauses are references to sub-clauses of the Clause in which the reference appears.

1.7 References in this Deed to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in this Deed.

1.8 Any reference to and the definition of any document (including this Deed) shall be deemed to be a reference to such document as from time to time amended, supplemented, modified or replaced (in whole or in part), but disregarding any amendment, supplement, variation or replacement taking place in breach of the terms of this Deed.

1.9 Words denoting the singular number only shall include the plural number also and vice versa and words denoting one gender only shall include the other genders and words denoting persons only shall include firms and corporations and vice versa.

1.10 Any reference in this Deed to any party or person includes any person deriving title therefrom and any of their respective successors or assigns.

1.11 All headings used herein and in the Schedules shall be disregarded for the purposes of the interpretation of this Deed.

1.12 Whenever this Deed refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Deed. All other TIA terms used in this Deed that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them.

2. COVENANT TO REPAY AND PAY INTEREST ON THE NOTES; NOTE TRUSTEE'S REQUIREMENTS FOLLOWING AN EVENT OF DEFAULT

2.1     ISSUANCE

        2.1.1 The aggregate principal amount on issue at the date hereof of the Notes is limited to $[_] comprising $[_] Class A Notes, $[_] Class B Notes and $[_] Class C Notes.

        2.1.2 On the date hereof, the Issuer shall issue the Notes subject to the satisfaction of the conditions precedent set forth in the Senior Underwriting Agreement and the Class B and Class C Subscription Agreement. Except as specifically provided herein no additional Notes shall be issued.

2.2     COVENANT TO REPAY

        The Issuer hereby covenants with the Note Trustee that it will, in accordance with the terms of the Notes (including the Note Conditions) and this Deed, on the Scheduled Redemption Date thereof as specified in such Note Conditions, or on each such earlier date as the Notes, or any of them or any part thereof, may become repayable thereunder (whether in full or in part), pay or procure to be paid unconditionally to or to the order of the Note Trustee in Dollars in New York for immediate value the principal amount of such Notes repayable subject to and in accordance with the terms of such Notes (including the Note Conditions) and this Deed, on that date and shall, subject to the terms of such Notes (including the Note Conditions), in the meantime and until such payment (after as well as before any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Note Trustee as aforesaid interest on the Principal Amount Outstanding of the Notes at the rates calculated from time to time in accordance with and on the dates provided for in the Note Conditions, provided that:

        2.2.1 if on the Scheduled Redemption Date there are insufficient funds available to be applied in or towards redemption of the Notes in full pursuant to this Clause 2.2 then the above reference to "Scheduled Redemption Date" in Clause 2.2 shall be deemed to be replaced by a reference to the "Series 02-1 Termination Date" and the covenant contained in this Clause 2.2 shall be construed accordingly;

        2.2.2 every payment of principal or interest in respect of the Notes to or to the account of the New York Paying Agent in the manner provided in the Paying Agency and Agent Bank Agreement shall satisfy, to the extent of such payment, the relative covenant in relation to such Notes by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof by the New York Paying Agent (in the case of any of the Global Note Certificates) to or to the order of the registered owner thereof in accordance with the provisions of the Global Note Certificates or (in the case of the Individual Note Certificates relating thereto) to the relevant Noteholders;

        2.2.3 in any case where payment of principal or interest in respect of the Notes is not made to the New York Paying Agent on or before the due date whether at scheduled maturity or accelerated maturity following an Event of Default or on an Interest Payment Date, interest shall continue to accrue on such amount (both before and after judgment or other order of a court of competent jurisdiction) at the rate calculated in accordance with Note Condition [_] plus a margin of [_]% per annum until (subject to the provisions of Note Condition [_] and Note Condition [_]) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the New York Paying

                  Agent or the Note Trustee has notified the Noteholders either in accordance with Note Condition [_] or individually that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment);

        2.2.4 in any case where payment of principal or interest in respect of any Notes is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by sub-clause 2.2.2 and Note Condition [_]) interest shall accrue on that principal or interest amount or part thereof payment of which has been so withheld or refused (both before and after judgment or other order of a court of competent jurisdiction) at the rate calculated in accordance with Note Condition [_] plus a margin of [_]% per annum from and including the date of such withholding or refusal until the date on which upon presentation of the relevant Note payment of the full amount (including interest as aforesaid) is in fact made or (if earlier the seventh day after notice is given in accordance with Note Condition
                  [_] that the full amount payable in respect of such Note is available for payment), provided that, upon the presentation of the relevant Note, payment is in fact made; and

        2.2.5 notwithstanding any other provision of this Trust Deed, the right of any Noteholder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder.

2.3     FOLLOWING AN EVENT OF DEFAULT

        At any time after an Event of Default or the Notes shall otherwise have become due and repayable or the Note Trustee shall have received any money which it proposes to pay under Clause 8 to the Noteholders or at any time after Individual Note Certificates have not been issued when so required in accordance with this Deed, the Note Trustee may:

        2.3.1 by notice in writing to the Issuer, the Principal Paying Agent, the Agent Bank, the Registrar, and the other Paying Agents require the Principal Paying Agent, the Registrar, the other Paying Agents and the Agent Bank pursuant to the Paying Agency and the Agent Bank Agreement:

                  (a) to act thereafter as Principal Paying Agent, Paying Agents, the Registrar and the Agent Bank respectively of the Note Trustee in relation to payments to be made or in relation to calculations and other related functions (as the case may be) by or on behalf of the Note Trustee under the provisions of this Deed on the terms provided in the Paying Agency and Agent Bank Agreement (with consequential amendments as necessary and save that the Note Trustee's liability under any provisions thereof for the indemnification of the Principal Paying Agent, the Paying Agents, the Registrar and the Agent Bank shall be limited to that amount for the time being held by the Note Trustee on the relative trusts of this Deed which is available to be applied by the Note Trustee for such purpose) and thereafter to hold all Note Certificates and all sums, documents and records held by them in respect of the Notes on behalf of the Note Trustee; and/or

                  (b) to deliver up all Note Certificates and all sums, documents and records held by them in respect of such Notes to the Note Trustee or as the Note Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any documents or records which the relevant Paying Agent, the Registrar or Agent Bank is obliged not to release by any law or regulation; and

        2.3.2 by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes appertaining thereto to or to the order of the Note Trustee and not to the Principal Paying Agent and, with effect from the issue of any such notice to the Issuer and until such notice is withdrawn, Clause 2.2.2 shall cease to have effect.

3.      FORM OF ISSUE OF NOTES; ISSUE OF INDIVIDUAL NOTE CERTIFICATES

3.1     GLOBAL NOTE CERTIFICATES

        3.1.1 The Notes shall on issue be represented by the Global Note Certificates. The Issuer shall on the date hereof deposit the Global Note Certificates with and register them in the name of a nominee for a common depository of the Clearing Systems.

        3.1.2 The Global Note Certificates shall be printed or typed in the form or substantially in the forms set out in the First Schedule, the Second Schedule and the Third Schedule.

        3.1.3 The procedures as regards the exchange, authentication, delivery, surrender, cancellation, presentation, marking down of any of the Global Notes (or part thereof) and any other matters to be carried out by the relevant parties upon such exchange (in whole or part) shall be made in accordance with the provisions of the relevant terms of the Global Notes, the Paying Agency and Agent Bank Agreement and the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear for the time being. The Global Notes shall be in the aggregate principal amount of up to $[_] in respect of the Class A Global Note $[_] in respect of the Class B Global Note and $[_] in respect of the Class C Global Note and each of the Global Notes shall be signed manually by a person duly authorised by the Issuer on behalf of the Issuer.

        3.1.4 The Issuer shall procure that, prior to the issue and delivery of each Global Note Certificate, each Global Note Certificate will be authenticated by an authorised signatory on behalf of the Registrar and no Global Note Certificate shall be valid for any purpose unless and until so authenticated. Until it (or part thereof) has been exchanged pursuant to this Clause 3.1 or Clause 3.2 each Global Note Certificate shall be subject to the provisions of this Deed and the registered owner of the corresponding Note shall be the only person entitled to receive payments of principal and interest as set out therein.

3.2      ISSUE OF INDIVIDUAL NOTE CERTIFICATES

         3.2.1    If (while the Notes are represented by Global Note
                  Certificates):

                  (a) the Notes become immediately due and repayable by reason of an Event of Default; or

                  (b) DTC at any time notifies the Note Trustee that it is at any time unwilling or unable to continue as or ceases to be, a clearing agency as defined in the United States Securities Act of 1934 or is at any time no longer eligible to act as such and the Issuer is (in the case of DTC ceasing to be a Depository) unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC; or

                  (c) Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business;

                  then the Issuer shall (subject as mentioned below), in the event of sub-clauses (a), (b) or (c) above (but subject to Clause 3.2.3 below) within 30 days of the occurrence of the relevant event issue Individual Note Certificates in exchange for the whole (or the remaining parts(s) outstanding) of the relevant Global Note Certificate.

        3.2.2 All Individual Note Certificates shall be printed, executed and delivered as set out below but shall be held by the Registrar until a Noteholder requests that the Individual Note Certificates to which he is entitled in exchange for his interest in the Global Note Certificates be issued, whereupon the Individual Note Certificates shall be issued as aforesaid. The procedures to be carried out by the relevant parties upon such exchange shall be made in accordance with the provisions of the relevant terms of the relevant Global Note Certificate in respect of which exchange is to be made and/or the normal practice of the Registrar and the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear for the time being. Additionally, if any of the events mentioned in Clause 3.2.1 above occurs whilst the Notes (or any part thereof) are represented by a Global Note Certificate (or part thereof), such Global Note Certificate (or part thereof) shall forthwith be exchanged for the Individual Note Certificates (or part thereof) in accordance with its terms and Clause 3.1 above so that the relevant Notes (or any part thereof) are then represented solely by such Individual Note Certificates.

        3.2.3 Notwithstanding the foregoing provisions of this Clause 3.2, the Issuer shall not be obliged to issue Individual Note Certificates until the later of (a) the expiry of 40 days after the date hereof and (b) 30 days after the occurrence of the relevant event.

3.3     ISSUER TO NOTIFY NOTE TRUSTEE AND NOTEHOLDERS

        The Issuer shall notify the Note Trustee forthwith upon the occurrence of any of the events referred to in Clause 3.2.1 and shall, unless the Note Trustee agrees otherwise, promptly give notice thereof and of its obligations to issue Individual Note Certificates to the Class A Noteholders, the Class B Noteholders or (as the case may be) the Class C Noteholders in accordance with Note Condition 14.

3.4     FORM OF THE INDIVIDUAL NOTE CERTIFICATES

        The Individual Note Certificates shall be security printed in accordance with all applicable legal requirements in or substantially in the form set in the Fourth Schedule for Class A Notes, the Fifth Schedule for Class B Notes and the Sixth Schedule for Class C Notes and shall be payable or distributable to the registered holder thereof and the Individual Note Certificates shall be issued in the denomination of, $1,000 each (in each case serially numbered) and shall be endorsed with the Note Conditions. Title to the Individual Note Certificates shall pass by registration in the Register.

3.5     SIGNATURE

        The Individual Note Certificates shall be signed manually or in facsimile by two of the Directors of the Issuer. The Issuer may use the facsimile signature of any person who at the date of printing of the Individual Note Certificates is a Director of the Issuer notwithstanding that at the time of issue of any of the Individual Note Certificates he may have ceased for any reason to be the holder of such office and the Individual Note Certificates so executed shall be binding and valid obligations of the Issuer. The Issuer shall procure that, prior to their issue, the Individual Note Certificates will be authenticated by an authorised signatory of the Registrar and none of the Individual Note Certificates shall be valid for any purpose unless and until so authenticated.

4.      COVENANT OF COMPLIANCE

4.1     COVENANT

        The Issuer hereby covenants with the Note Trustee that it will comply with and perform and observe all the provisions of this Deed which are expressed to be binding on it. The Note Conditions shall be binding on the Issuer, the Note Trustee, the Noteholders and all persons claiming through or under them respectively.

4.2     ENFORCEMENT

        The Note Trustee shall be entitled to enforce the obligations of the Issuer under the Notes and the Note Conditions as if the same were set out and contained in this Deed which shall be read and construed as one document with the Notes.

4.3     MEETING OF NOTEHOLDERS

        The provisions contained in the Eighth Schedule shall have effect in the same manner as if herein set forth.

4.4     DECLARATION OF TRUST

        The Note Trustee shall hold the benefit of the covenants given in this Deed upon trust for itself and the Noteholders according to its and their respective interests.

4.5     STATEMENT AS TO COMPLIANCE

        The Issuer will deliver to the Note Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer of the Issuer, stating that:

        4.5.1 a review of the activities of the Issuer during such year and of performance under this Trust Deed has been made under his or her supervision and

        4.5.2 to the best of his or her knowledge, based on such review, the Issuer has fulfilled all its obligations under this Trust Deed throughout such year, or, if there has been a default in the fulfilment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

5.      CANCELLATION OF NOTES

5.1     CANCELLATION

        The Issuer shall procure that all Notes (i) which have been redeemed in full or (ii) which have been purchased by the Issuer shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating the aggregate amounts of principal and interest paid in respect of the Notes which have been redeemed in full and serial numbers of the corresponding Note Certificates shall be given to the Note Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment or replacement (as the case may be). The Note Trustee may accept such certificate as conclusive evidence of repayment, purchase or replacement PRO TANTO of the Notes or payment of interest thereon respectively and of cancellation of the relative Notes.

5.2     RECORDS HELD BY PRINCIPAL PAYING AGENT

        The Issuer shall procure (i) that the Registrar shall keep a full and complete record of all Notes and of their redemption, payment, exchange or cancellation (as the case may be) and (ii) that such records shall be made available to the Note Trustee at all reasonable times.

6.      ENFORCEMENT

6.1     DISCRETION OF THE NOTE TRUSTEE

        At any time after the Notes, or any of them, shall have become due and repayable in accordance with the Conditions and shall not have been repaid (including, without limitation, following a default in payment of principal or interest thereunder), but subject to the provisions of Note Condition [_], the Note Trustee may at its discretion and without further notice, recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest remaining unpaid and take such other steps and/or institute such proceedings as it may think fit against, or in relation to, the Issuer and/or such steps as it may think fit to enforce the security created in favour of the Note Trustee by, and contained in, the Deed of Charge and to enforce its obligations under this Deed including, without limitation, to enforce repayment of the Notes together with accrued interest and any other moneys payable pursuant to this Deed, provided that the Note Trustee shall be bound by the terms of the Deed of Charge in determining the priority in which any moneys received by it shall be applied.

6.2     STANDARD OF PROOF

        Should the Note Trustee take legal or other proceedings against the Issuer to enforce any of the provisions of the Notes, or any of them or this Deed proof therein that, as regards any Note, the Issuer has made default in paying any principal or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which the relevant payment is then due and payable. The Note Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee and the Noteholders allowed in any judicial proceedings relating to the Issuer, its auditors or its property.

7.      PROCEEDINGS

7.1     NOTE TRUSTEE NOT BOUND

        The Note Trustee shall not be bound to take any such proceedings or steps as are mentioned in Clause 6.1 or any other proceedings pursuant to or in connection with this Deed, the Notes or any of them or to give any notice pursuant to Note Condition [_] unless respectively directed or requested to do so (i) by an Extraordinary Resolution or
        (ii) in writing by the holders of at least one quarter of the aggregate Principal Amount Outstanding of the Class A Notes for the time being outstanding, then the Class B Notes and thereafter the Class C Notes, and in either case then only if it shall be indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages, liabilities and expenses which it may incur by so doing, provided that so long as in relation to any Class of Notes any of the Senior Notes are outstanding, the Note Trustee shall not, and shall not be bound to, act at the request or direction of the Junior Noteholders as aforesaid unless:

        (a) to do so would not, in its opinion, be materially prejudicial to the interests of the Senior Noteholders; or

        (b) such action is sanctioned by an Extraordinary Resolution of the Senior Noteholders.

7.2     LEGAL PROCEEDINGS

        Only the Note Trustee may enforce (i) the security created in favour of the Note Trustee by, and contained in, the Deed of Charge or any other security or (ii) the provisions of the Notes or this Deed and no Noteholders shall be entitled to enforce such security or to proceed directly against the Issuer to enforce its rights under or in respect of the Notes or this Trust Deed unless (i) the Note Trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (ii) such failure is continuing.

8.      PRIORITY OF PAYMENTS AND NOTICE OF PAYMENT

8.1     PRIORITY OF PAYMENTS

        Subject to Clause 9.1 the Note Trustee shall apply all monies received by it under this Deed in accordance with the provisions of the Ninth Schedule.

8.2     NOTICE OF PAYMENT

        The Note Trustee shall give notice to the relevant Noteholders in accordance with Note Condition [_] of the day fixed for any payment to them under the Ninth Schedule. Such payment may be made in accordance with Note Condition [_] and such payment so made or made by the Note Trustee to the New York Paying Agent for such purposes shall be a good discharge to the Note Trustee.

9.      INVESTMENT BY NOTE TRUSTEE

9.1     POWER OF INVESTMENT

        If the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes under Clause 8 shall be less than [10] per cent. of the aggregate Principal Amount Outstanding of the Notes the Note Trustee may at its discretion invest such moneys in some or one of the investments hereinafter authorised and such investments with the resulting income therefrom may be accumulated until the accumulations together with any other funds for the time being under the control of the Note Trustee and available for such purpose shall amount to a sum being not less than [10] per cent. of the aggregate Principal Amount Outstanding of the Notes and then such accumulations and funds shall be applied in the manner provided in Clause 8.

9.2     AUTHORISED INVESTMENTS

        Any moneys which under this Deed may be invested by the Note Trustee may be invested in the name or under the control of the Note Trustee in any Authorised Investments and the Note Trustee may at any time or times vary any such Authorised Investments into other Authorised Investments and shall not be responsible for any loss due to depreciation in value, or otherwise resulting from any such Authorised Investments (save due to the negligence, fraud or wilful default of the Note Trustee).

9.3     RATE OF INTEREST

        If any bank with which any monies are invested is a subsidiary, holding or associated company of the Note Trustee, neither the Note Trustee nor that bank shall be obliged to account for any amount of interest greater than the standard amount of interest payable to a standard customer on an account of the type in which these monies are invested.

10.     COVENANTS BY THE ISSUER

        So long as any of the Notes remains outstanding the Issuer covenants with the Note Trustee that it shall:

        (a) CONDUCT: at all times carry on and conduct its affairs in a proper and efficient manner;

        (b) INFORMATION: give to the Note Trustee and procure that there is given to it such certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including but without prejudice to the generality of the foregoing the procurement by the Issuer of all such certificates called for by the Note Trustee pursuant to Clause 12(c) for the purpose of the discharge of the duties, trusts, powers, authorities and discretions vested in it under this Deed, any other Document, or by operation of law);

        (c) AUDITORS' REPORTS: cause to be prepared and certified by the Auditors in respect of each financial year, accounts in such form as will comply with accounting principles generally accepted in the United Kingdom and with the requirements of the London Stock Exchange;

        (d) BOOKS OF ACCOUNTS: at all times keep proper books of account and allow the Note Trustee, the Note Trustee's auditors, or, with the Issuer's prior approval, any professional or financial adviser of the Note Trustee at any time upon reasonable notice to have free access to all books of record and account at the Issuer's registered office and other relevant records during normal business hours;

        (e) COPIES OF SECURITIES AND SHAREHOLDERS' DOCUMENTS: send to the Note Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities of the Issuer other than its shareholders as soon as practicable after the issue or publication thereof;

        (f) NOTIFICATION OF EVENT OF DEFAULT: upon becoming aware thereof give notice in writing to the Note Trustee of the occurrence of any Event of Default or any condition, event or act which with the giving of notice and/or the lapse of time and/or the issue of a certificate or determination of materiality would constitute an Event of Default and without waiting for the Note Trustee to take any action in respect thereof;

        (g) FINANCIAL STATEMENTS: give to the Note Trustee (a) within seven days after demand by the Note Trustee therefor; and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period first ending after the date hereof and in any event not later than 180 days after the end of each such financial period a certificate of the Issuer signed by two Directors of the Issuer to the effect that, as at a date not more than seven days before delivering such certificate (the "RELEVANT DATE"), to the best of the knowledge, information and belief of the Issuer, there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any condition, event or act which with the giving of notice and/or the lapse of time and/or the issue of a certificate or determination of materiality would constitute an Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate the Issuer has complied with all its obligations contained in this Deed and in each of the other Documents or (if such is not the case) specifying the respects in which it has not complied;

        (h) FURTHER ACTS: at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Note Trustee to give effect to the Note Conditions and to this Deed and each of the other Documents;

        (i) MAINTENANCE OF A REGISTRAR AND PAYING AGENTS: at all times maintain an Agent Bank a Registrar and Paying Agents in accordance with the Note Conditions and at all times maintain any other agents required by the Note Conditions, this Deed or any other Document relating to any Notes which are outstanding;

        (j)   NOTIFICATION OF LATE PAYMENT: procure the New York Paying
              Agent to notify the Note Trustee forthwith in the event that it does not, by the due date for any payment in respect of the Notes (or any of the them), receive unconditionally pursuant to the Paying Agency and Agent Bank Agreement payment of the full amount in Dollars of the moneys payable in accordance with the Conditions on such due date in respect of all such Notes;

        (k) NOTIFICATION OF UNCONDITIONAL PAYMENT: in the event of the unconditional payment to the New York Paying Agent of any sum due in respect of the Notes (or any of them) being made after the due date for payment thereof, forthwith give or procure to be given notice to Noteholders in accordance with Note Condition [_] that such payment has been made;

        (l) LISTING: use all reasonable endeavours to obtain and maintain the listing of the Notes on the London Stock Exchange (including compliance with the continuing obligations applicable to the Issuer by virtue of the admission of the Notes to the Official List of the London Stock Exchange) or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Note Trustee) decide, and shall also use all reasonable endeavours to procure that there will at all times be furnished to the London Stock Exchange or to any other such stock exchange or securities market such information as the London Stock Exchange or, as the case may be, any other such stock exchange or securities market may require to be furnished in accordance with its requirements and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a deed supplemental to this Deed to effect such consequential amendments to this Deed as the Note Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

        (m) CHANGE OF AGENTS: give notice to the Noteholders in accordance with Note Condition [_] of any appointment, resignation or removal of an Agent (other than the appointment of the initial Agents) after having obtained the written approval of the Note Trustee thereto or of change of the specified office of any Agent, provided that so long as any of the Notes remain outstanding, in the case of the termination of the appointment of the Agent Bank, Principal Paying Agent or New York Paying Agent, no such termination shall take effect until a new Agent Bank, Principal Paying Agent (in London) or, as the case may be, New York Paying Agent (in New York) has been appointed on terms approved in writing by the Note Trustee;

        (n) NOTICE TO NOTEHOLDERS: obtain the prior written approval of the Note Trustee to, and promptly give to the Note Trustee, or ensure that the Note Trustee receives, four copies of, the form of every notice given to the Noteholders in accordance with Note Condition [_]; such approval, unless so expressed, shall not constitute approval for the purposes of the Financial Services and Markets Act 2000 of the United Kingdom of any such notice which is an investment advertisement (as therein defined);

        (o) COMPLIANCE WITH PAYING AGENCY AND AGENT BANK AGREEMENT: comply with and perform all its obligations under the Paying Agency and Agent Bank Agreement and use all reasonable endeavours to procure that each of the Agents and (except where such Agent and the Note Trustee are one and the same person) comply with and perform all their respective obligations thereunder and any notice given by the Note Trustee pursuant to Clause 2.3.1 and not make any amendment or modification thereto without the prior written approval of the Note Trustee;

        (p) ASCERTAINMENT OF OUTSTANDING AMOUNTS OF THE NOTES: in order to enable the Note Trustee to ascertain the number and amount of Notes for the time being outstanding for any of the purposes referred to in the proviso to the definition of "OUTSTANDING" contained in Clause 1.2, deliver to the Note Trustee forthwith upon being so requested in writing by the Note Trustee a certificate in writing signed by two Directors of the Issuer setting out the total number and the principal amount of the Notes which:

              (i) up to and including the date of such certificate have been purchased by the Issuer and cancelled; and

              (ii) are at the date of such certificate beneficially held by or for the account of the Issuer, any of its respective subsidiaries or Affiliates or holding companies or other subsidiaries or Affiliates of such holding companies;

        (q) COMPLIANCE: at all times comply with and perform all its obligations under this Deed, the Conditions and under the Documents and use all reasonable endeavours to procure that the other parties thereto, other than the Note Trustee (or any person which is the Note Trustee acting in another capacity), comply with and perform all their respective obligations thereunder and not make any amendment or modification thereto or agree to waive or authorise any breach thereof without the prior written approval of the Note Trustee;

        (r) MODIFICATIONS TO DOCUMENTS: not waive, modify, amend or consent to any waiver modification or amendment of the Documents without the consent of the Note Trustee;

        (s) SEC REPORTS: file with the Note Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the United States Securities Exchange Act of 1934 within 15 days after it files them with the SEC. The Issuer also shall comply with the other provisions of TIA [sec] 314(a);

        (t) INFORMATION REGARDING NOTEHOLDERS: shall furnish or cause to be furnished to the Note Trustee on June 30 and December 31 of each year, commencing December 31, 2002, and at such other times as the Note Trustee may request in writing, all information in the possession or control of the Issuer, or of its registrar, as to the names and addresses of the Noteholders, and requiring the Note Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it in the capacity of registrar;

        (u) OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN: Upon any application, demand or request by the Issuer to the Note Trustee to take any action under any of the provisions of this Trust Deed (other than the issuance of Notes) and upon request of the Note Trustee, the Issuer shall furnish to the Note Trustee an Officers' Certificate and Opinion of Counsel complying with the provision of Section 314 of the TIA. Each certificate or opinion provided for in this Trust Deed and delivered to the Note Trustee with respect to compliance with a condition or covenant provided for in this Trust Deed shall include (a) a statement that the person making such certificate or opinion has read such condition or covenant; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (d) a statement as to whether or not the opinion of such person, such condition or covenant has been complied with;

        (v) promptly after the execution and delivery of this Trust Deed and each supplement hereto, the Issuer will furnish to Note Trustee an Opinion of Counsel stating that in the opinion of such counsel, appropriate steps have been taken to protect the lien of the Note Trustee in the Series 02-1 MTN under the Deed of Charge and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary; and the Issuer shall furnish to the Note Trustee, not more than three (3) months after the anniversary of each calendar year, commencing with calendar year [_], an Opinion of Counsel stating either that, in the opinion of such Counsel, (i) such action has been taken as is necessary for the proper protection of the lien of the Note Trustee in the Series 02-1 MTN under the Deed of Charge and reciting the details of such action or (ii) no such action is necessary for any of such purposes.

11.     REMUNERATION AND INDEMNIFICATION OF NOTE TRUSTEE

11.1    ANNUAL FEE

        The Issuer shall pay to the Note Trustee remuneration for its services as trustee as from the date of this Deed, such remuneration to be at such annual rate as may from time to time be agreed between the Issuer and the Note Trustee. Such remuneration shall be payable in advance on 15 November in each year (or if such day is not a Business Day, the next succeeding Business Day), the first such payment to be made on [_]
        2002 in respect of the period from and including the Closing Date to and including November [_]. Remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders) up to (and including) the date when, the Notes having become due for redemption in full, the redemption moneys and interest thereon to the date of redemption have been paid to the New York Paying Agent or the Note Trustee.

11.2    ADDITIONAL FEE FOR EXCEPTIONAL DUTIES

        In the event of the Note Trustee giving an Enforcement Notice or considering it expedient or necessary or being requested by the Issuer to undertake duties which the Note Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under this Deed the Issuer shall pay to the Note Trustee such additional remuneration as shall be agreed between them.

11.3    TAX

        The Issuer shall in addition pay to the Note Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Deed.

11.4    NOTE TRUSTEE'S COSTS AND EXPENSES

        The Issuer shall also pay or discharge all legal fees and other costs, charges, liabilities and expenses properly incurred by the Note Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Deed or the Documents, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Note Trustee in connection with any action or legal proceedings brought or contemplated by the Note Trustee for enforcing the security created in favour of the Note Trustee by, and contained in, the Deed of Charge or on its behalf against the Issuer or any other person for enforcing any obligations under this Deed, the Notes or the Documents.

11.5    TERMS OF PAYMENT

        All costs, charges, liabilities and expenses incurred and payments made by the Note Trustee in the lawful exercise of the powers conferred upon it by this Deed and all amounts pursuant to Clause 12(j) and all remuneration payable to the Note Trustee shall be payable by the Issuer on the Interest Payment Date next following receipt by the Issuer of a written demand accompanied by appropriate VAT invoices (to the extent that VAT is chargeable) and shall (if not paid on such Interest Payment
        Date) carry interest at the rate of [two] per cent. per annum above the base rate from time to time of Barclays Bank PLC from such Interest Payment Date.

11.6    DISCHARGE

        Unless otherwise specifically stated in any discharge of this Deed the provisions of this Clause 11 and Clause 12(i) shall continue in full force and effect notwithstanding such discharge.

11.7    STAMP DUTY

        The Issuer shall pay all stamp, issue, registration, documentary and other fees, duties or taxes including interest and penalties, payable on or arising out of or in consequence of (i) the constitution and issue of the Notes, (ii) the initial delivery of the Notes, (iii) the creation of the security constituted by the Deed of Charge, (iv) any action taken by the Note Trustee (or any Noteholder where permitted under the Note Conditions and this Deed so to do) to enforce the provisions of the Notes or this Deed or the Documents or to enforce the said security and
        (v) the execution and delivery of this Deed and the Documents to which the Note Trustee is a party.

12.     SUPPLEMENT TO TRUSTEE ACT 1925

        The Note Trustee shall have all powers conferred upon trustees by the Trustees Act 1925 and by way of supplement to the Trustee Act 1925 and subject to Clause 14, it is expressly declared as follows (which provisions shall, except as expressly provided in this Clause 12, be in lieu of the provisions contained in section 315(a) of the TIA):

        (a) ADVICE: The Note Trustee may in relation to this Deed act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, banker, broker, credit-rating agency or other expert whether obtained by the Issuer, the Note Trustee or otherwise and shall not in the absence of negligence or wilful misconduct or fraud on the part of the Note Trustee, be responsible for any loss occasioned by so acting.

        (b) TRANSMISSION OF ADVICE: Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and in the absence of negligence or wilful misconduct or fraud on the part of the Note Trustee, the Note Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

        (c) CERTIFICATE OF AUTHORISED SIGNATORY: The Note Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, unless any of its officers in charge of the administration of this Deed shall have actual knowledge or express notice to the contrary, a certificate signed by two Directors of the Issuer and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by the Note Trustee acting on such certificate.

        (d) DEPOSIT OF DOCUMENTS: The Note Trustee shall be at liberty to hold or to place this Deed, any other documents relating to this Deed and any of the Documents in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Note Trustee to be of good repute and the Note Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

        (e) PAYMENT FOR AND DELIVERY OF THE NOTES: The Note Trustee shall not be responsible for the application of the proceeds of the issue of any of the Notes by the Issuer or the exchange of any Global Note Certificate for any other Global Note Certificate or Individual Note Certificate, as the case may be.

        (f)   EVENTS OF DEFAULT: Except to the extent required pursuant to section 315(b) of the TIA, the Note Trustee shall not be bound to give notice to any person of the execution of this Deed or any of the Documents or any transaction contemplated hereby or thereby or to take any steps to ascertain whether any Event of Default (or any condition, event or act which with the giving of notice and/or the lapse of time and/or the issue of a certificate or determination of materiality would constitute an Event of Default) has happened and, until it shall have actual knowledge or express written notice to the contrary, the Note Trustee shall be entitled to assume that no Event of Default or such condition, event or act has happened and that the Issuer and each other party to any Document is observing and performing all the obligations on its part contained in the Notes and under this Deed and/or any Document to which it is a party.

        (g) DISCRETION OF THE NOTE TRUSTEE: Save as expressly otherwise provided in this Deed, the Note Conditions or the Documents, the Note Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretions vested in the Note Trustee by this Deed, the Note Conditions and the Documents (the exercise of which as between the Note Trustee and the Noteholders and other parties thereto shall be conclusive and binding on the Noteholders and other parties thereto) but whenever the Note Trustee is under the provisions of this Deed, the Note Conditions or the Documents bound to act at the request or direction of the Noteholders, or any of them, or any other relevant party, the Note Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

        (h) RESOLUTION OF THE NOTEHOLDERS: The Note Trustee shall not be liable for acting upon any resolution purporting to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Noteholders.

        (i) COVENANT TO INDEMNIFY NOTE TRUSTEE AND OTHERS: Without prejudice to the right of indemnity by law given to trustees, the Issuer hereby covenants to indemnify and keep indemnified the Note Trustee and every attorney, receiver, manager, agent, delegate or other person appointed by it under this Deed (after prior consultation by the Note Trustee with the Issuer and after consideration in good faith by the Note Trustee of any representations made by the Issuer concerning the proposed appointee except where, in the opinion of the Note Trustee, such consultation and consideration was not practicable and in particular no such prior consultation will be required if (i) the appointment relates to any enforcement action undertaken by the Note Trustee through its appointment of a receiver, manager, agent or similar officer or (ii) such prior consultation would cause the Note Trustee to breach any of its fiduciary duties) from and against all liabilities, losses, damages, costs, expenses, actions, proceedings, claims and demands incurred by or made against it or him in the execution or purported execution of the trusts, authorities or discretions of this Deed or the Note Conditions or of their powers or in respect of any matter or thing done or omitted in any way relating to this Deed, the Note Conditions or any of the Documents or any such appointment except such as may arise from the negligence or wilful misconduct or fraud of any such indemnified person.

        (j) NOTE TRUSTEE'S CONSENT: Any consent or approval given by the Note Trustee for the purpose of this Deed, the Note Conditions and any Document may be given on such terms and subject to such conditions (if any) as the Note Trustee thinks fit and notwithstanding anything to the contrary contained in this Deed, any Document or the Note Conditions may be given retrospectively.

        (k) CONFIDENTIALITY: The Note Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or any other person any confidential financial, price sensitive or other information made available to the Note Trustee by the Issuer or any other person in connection with the trusts created under this Deed and no Noteholder or other person shall be entitled to take any action to obtain from the Note Trustee any such information.

        (l) CURRENCY CONVERSION: Where it is necessary or desirable for any purpose in connection with this Deed or the Note Conditions to convert any sum from one currency to another it shall (unless otherwise provided by this Deed or the Note Conditions or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Note Trustee in consultation with the Issuer as relevant and any rate, method and date so agreed shall be binding on the Issuer and the Noteholders.

        (m) DEFAULT IN PERFORMANCE: The Note Trustee may certify in accordance with the provisions of Note Condition [_] whether or not a default by the Issuer in the performance or observance of any of its obligations pursuant to that Condition is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer and the Noteholders.

        (n) ASSUMPTION OF DUE PERFORMANCE: The Note Trustee shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Note Trustee under this Deed or the Note Conditions or by the Issuer under any of the Documents has happened or to monitor or supervise the observance and performance by the Issuer or any of the other parties thereto of their respective obligations thereunder and, until it shall have actual knowledge to the contrary, the Note Trustee shall be entitled to assume that no such event, condition or act has happened and that the Issuer and each of the other parties thereto are observing and performing all their respective obligations thereunder.

        (o) RELIANCE ON DOCUMENTS: The Note Trustee shall not be responsible for:

              (i) recitals, statements, warranties or representations of any party contained in any Document or other document entered into in connection therewith and shall assume the accuracy and correctness thereof and the Note Trustee may accept without enquiry, requisition or objection such title as the Issuer may have to the security constituted by the Deed of Charge or any part thereof; or

              (ii) the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or security thereby constituted.

              Notwithstanding the generality of the foregoing, each Noteholder shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and the Note Trustee shall not at any time have any responsibility for the same and each Noteholder shall not rely on the Note Trustee in respect thereof.

        (p) CONSIDERATION OF THE INTERESTS OF NOTEHOLDERS: In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution) or the Note Conditions, the Note Trustee shall have regard to the interests of the Noteholders and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Note Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Note Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in the Note Conditions and/or any undertaking given in addition thereto or in substitution therefor under this Deed, provided that, where, in the opinion of the Note Trustee, there is a conflict between the interests of the Senior Noteholders and the Junior Noteholders the Trustee shall give priority to the interests of the Senior Noteholders whose interests shall prevail.

        (q) NO LIABILITY FOR EMPLOYEES: The Note Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Note Trustee assigned by the Note Trustee to administer its corporate trust matters unless it shall be proved that the Note Trustee was negligent in ascertaining the pertinent facts.

        (r) FINANCIAL LIABILITY: No provision of this Deed or the Note Conditions shall require the Note Trustee to do anything which may be illegal or contrary to applicable law or regulation or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such fund or adequate indemnity against such risk or liability is not assured to it.

        (s) DETERMINATIONS OF THE NOTE TRUSTEE CONCLUSIVE: The Note Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed or the Note Conditions, and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Note Trustee, shall be conclusive and shall bind the Issuer and the Noteholders.

        (t) DETERMINATION OF DEFAULT IN PERFORMANCE: The Note Trustee may determine whether or not a default in the performance by the Issuer of any obligation under the provisions of this Deed or contained in the Notes or any of the Documents is capable of remedy and, if the Note Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Issuer and the Noteholders.

        (u) RESPONSIBILITY: Notwithstanding the generality of sub-clauses (m) or (n) above, the Note Trustee shall not be responsible for the genuineness, validity, effectiveness or suitability of any of the Documents or other documents entered into in connection therewith or any other document or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Note Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

              (i) the nature, status, creditworthiness or solvency of the MTN Issuer or the Issuer or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise in respect of any advance made to the MTN Issuer or the Issuer;

              (ii) the title, ownership, value, sufficiency or existence of the Series 02-1 MTN;

              (iii) the registration, filing, protection or perfection of any assignment or security interest or the priority of the security thereby created;

              (iv) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

              (v) the failure by the MTN Issuer, the Security Trustee or the Issuer to obtain or comply with any licence, consent or other authority in connection with the origination, sale, purchase or administration of the Series 02-1 MTN or the failure to effect or procure registration of or to give notice to any person in relation to the Series 02-1 MTN or other Documents or otherwise protect interests in, and/or the security created or purported to be created by or pursuant to the Series 02-1 MTN or other documents entered into in connection therewith;

              (vi) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Documents or any other document;

              (vii) any accounts, books, records or files maintained by the Issuer, the MTN Issuer, the Security Trustee or any other person in respect of the Series 02-1 MTN;

              (viii) obtaining insurance for any of the security constituted by the Deed of Charge or any deeds or documents of title or other evidence in respect thereof and shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any such insurance; or

              (ix) any deficiency in amounts payable to Noteholders by virtue of the Note Trustee being liable to tax or obliged to deduct tax in respect of sums received, held or paid out by it under the Documents.

        (v) EXCLUSION OF LIABILITY: The Note Trustee shall not be liable or responsible for any loss, cost, damages, expenses or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this Deed, any Documents or any other document or as a consequence of or in connection with it being held or treated as, or being deemed to be, a creditor, for the purposes of the Consumer Credit Act 1974, in respect of any of the Receivables.

        (w) CERTIFICATES OF OTHER PARTIES TO THE DOCUMENTS: The Note Trustee shall be entitled to call for and to rely upon a certificate or any letter of confirmation or explanation reasonably believed by it to be genuine, of the MTN Trustee, the Agent Bank or any Paying Agent, the Rating Agencies or any other credit-rating agency in respect of every matter and circumstance for which a certificate is expressly provided for under this Deed or in respect of the rating of the Notes or the Note Conditions and to call for and rely upon a certificate of the MTN Issuer or the Security Trustee reasonably believed by it to be genuine as to any other fact or matter prima facie within the knowledge of the Series 02-1 MTN Issuer or the Security Trustee as sufficient evidence thereof and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be occasioned by its failing so to do.

        (x) CONSEQUENCE OF MODIFICATIONS: In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of this Deed or the Note Conditions, the Note Trustee shall not have regard to the consequences thereof for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to, the jurisdiction of any particular territory.

        (y) RESPONSIBILITY FOR THE RATING OF THE NOTES: The Note Trustee shall have no responsibility for the maintenance of any rating of the Notes by the Rating Agencies or any other credit-rating agency or any other person.

        (z) GLOBAL NOTES AND NOTEHOLDERS: For the avoidance of doubt, to the extent that any Notes are in global registered form, the Note Trustee shall be entitled to rely on a certificate from DTC, Euroclear or Clearstream, Luxembourg in determining whether a person is a "NOTEHOLDER" for the purposes of this Deed and the Note Conditions except for the purposes of payments in respect of such Global Note, the right to which shall be vested solely in the registered owner thereof.

        (aa) NO LIABILITY AS A RESULT OF THE DELIVERY OF A CERTIFICATE: The Note Trustee shall have no liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Issuer, any Noteholder or any other person as a result of the delivery by the Note Trustee of a certificate, or the omission by it to deliver a certificate, to the Issuer as to material prejudice pursuant to Note Condition [_], on the basis of an opinion formed by it in good faith.

        (bb) NO DUTY TO SUPERVISE: The Note Trustee shall be under no obligation to monitor or supervise the functions of any other person under any Document and shall be entitled, in the absence of actual knowledge by the persons administering this trust of a breach of duty or obligation, to assume that such other person is properly performing its obligations in accordance with each Document.

        (cc) CALCULATION OF INTEREST: The Note Trustee acknowledges that the Agent Bank is responsible, pursuant to Note Condition [_], for determining the amount of interest due in relation to any Interest Payment Date and the actual amount of interest on the Notes and the Note Trustee shall have no responsibility to recalculate any such amounts notwithstanding a manifest error therein. However, if the Agent Bank fails at any time to determine such amount the Note Trustee, or its appointed agent, without accepting any liability therefore, may determine such amount in accordance with Note Condition [_], and such determination shall be deemed to have been made by the Agent Bank pursuant to Note Condition [_] and the Note Trustee shall have no liability in respect thereof other than as a result of the negligence, bad faith or wilful default of the Note Trustee;

        (dd) MATERIAL PREJUDICE: The Note Trustee shall be entitled to assume, for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to this Deed or the Note Conditions that such exercise will not be materially prejudicial to the interests of the Noteholders if the Rating Agencies have confirmed that the then current rating of the Notes would not be adversely affected by such exercise.

        (ee) REPORTS BY NOTE TRUSTEE TO NOTEHOLDERS: If required by TIA Section 313(a), within 60 days after November 15 of any year, commencing the November 15 following the date of this Deed, the Note Trustee shall deliver to each Noteholder a brief report dated as of such November 15 that complies with TIA Section 313(a). The Note Trustee also shall comply with TIA Section 313(b), (c) and (d).

              Reports delivered pursuant to this Clause 12(ee) shall be sent as provided in Clause 22.3.

        (ff) PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER: The Note Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Note Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA
              Section 311 shall apply to the Issuer as the obligor of the Notes.

        (gg) WHEN TREASURY SECURITIES DISREGARDED: In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any affiliate of the Issuer shall be disregarded, except that for the purposes of determining whether the Note Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Note Trustee knows are so owned shall be disregarded.

        (hh) DUTIES OF THE TRUSTEE: Notwithstanding any additional duties imposed on the Note Trustee under the Trustees Act 1925 or otherwise, if an Event of Default has occurred and is continuing, the Note Trustee shall exercise the rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

13.     NOTE TRUSTEE'S LIABILITY

        Nothing in this Deed contained shall in any case in which the Note Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Deed conferring on it any powers, authorities or discretions exempt the Note Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed.

14.     DELEGATION BY NOTE TRUSTEE

        The Note Trustee may whenever it thinks fit delegate (after prior consultation by the Note Trustee with the Issuer and after consideration in good faith by the Note Trustee of any representations made by the Issuer concerning the proposed appointee except where, in the opinion of the Note Trustee, such consultation and consideration was not practicable and in particular no such prior consultation will be required if (i) the delegation relates to any enforcement action undertaken by the Note Trustee through its appointment of a receiver, manager, agent or similar officer or (ii) such prior consultation would cause the Note Trustee to breach any of its fiduciary duties) by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of this Deed or not) for any period (whether exceeding one year or not) or indefinitely all or any of the trusts, powers and authorities vested in the Note Trustee by this Deed and such delegation may be made upon such terms and subject to such conditions including power to sub-delegate, and subject to such regulations as the Note Trustee may in the interests of the Noteholders think fit, and provided that the Note Trustee shall have exercised reasonable care in the selection of such delegate the Note Trustee shall not be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Note Trustee shall within a reasonable time prior to any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

15.     EMPLOYMENT OF AGENT BY NOTE TRUSTEE

15.1    POWER OF ATTORNEY

        The Note Trustee may in the conduct of the trusts of this Deed instead of acting personally employ (after prior consultation by the Note Trustee with the Issuer and after consideration in good faith by the Note Trustee of any representations made by the Issuer concerning the proposed appointee except where, in the opinion of the Note Trustee, such consultation and consideration was not practicable) and pay an agent, whether being a lawyer or other professional person, to transact or concur in transacting any business and to do or concur in doing all acts required to be done in connection with the trusts of this Deed and the Documents and its powers and provided that, the Note Trustee shall have exercised reasonable care in the selection of such agent, the Note Trustee shall not in any way be responsible for any loss incurred by reason of any misconduct or default on the part of any such agent appointed by it under this Deed or the Documents or to be bound to supervise the proceedings, or acts of any such agent.

15.2    AGENT'S FEES

        Any trustee of this Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Deed and the Documents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Deed and the Documents.

16.     NOTE TRUSTEE CONTRACTING WITH ISSUER

        Neither the Note Trustee nor any body corporate which is a parent undertaking or a subsidiary undertaking, or a subsidiary undertaking of a parent undertaking nor any director or officer of a corporation acting as a trustee under this Deed, shall by reason of its or his fiduciary position, be in any way precluded from entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any other party to any of the Documents or any person or body corporate associated with the Issuer including without prejudice to the generality of this provision any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to or the purchase, placing or underwriting of or subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with the Notes or any of them, or any other bonds, stocks, shares, debenture stock, debentures, notes or other securities of the Issuer or any other party to any of the Documents or any person or body corporate associated as aforesaid or from accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any other party to any of the Documents or any such person or body corporate so associated or any other office or profit under the Issuer or any other party to any of the Documents or any such person or body corporate so associated and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

17. WAIVER; AUTHORISATION; DETERMINATION; MODIFICATION; SUBSTITUTION OF PRINCIPAL DEBTOR

17.1    WAIVER

        The Note Trustee may without prejudice to its rights in respect of any subsequent breach, condition, event or act from time to time and at any time but only if and in so far as in its opinion the interests of any of the Noteholders shall not be materially prejudiced thereby waive or authorise in writing on such terms and subject to such conditions as to it shall seem fit and proper any breach or proposed breach by the Issuer or any other person of any of the covenants or provisions contained in this Deed or in the Notes (including the Note Conditions) or any other Document or determine that any condition, event or act which constitutes, or which with the giving of notice and/or the lapse of time and/or the issue of a certificate or determination or materiality would constitute, but for such determination, an Event of Default shall not, or shall not subject to specified conditions, be treated as such for the purposes of this Deed, provided that the Note Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Note Conditions [_] and [_] but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination shall be binding on the Noteholders and if, but only if, the Note Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Note Condition [_] as soon as practicable thereafter. The provisions of this Clause 17.1 shall be in lieu of section 316(a)(1)(B) of the TIA and section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Deed and the Notes, as permitted by the TIA.

17.2    MODIFICATION

        The Note Trustee may, without the consent of the Noteholders at any time and from time to time concur with the Issuer in making any modification
        (i) to this Deed or the Note Conditions (other than the provisos to paragraph 5 of the Eighth Schedule or any provision of this Deed or the Note Conditions referred to in those provisos and this Clause 17.2) or any other Documents which in the opinion of the Note Trustee it may be proper to make, provided that the Note Trustee is of the opinion that such modification will not be materially prejudicial to the interests of any of the Noteholders or (ii) to this Deed or the Note Conditions or any Documents if in the opinion of the Note Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification shall be binding upon the Noteholders and, unless the Note Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Note Condition [_]. In addition so long as the Notes are rated by the Rating Agencies, any such modification shall be notified in writing by the Issuer to the Rating Agencies as soon as reasonably practicable thereafter.

17.3 SUBSTITUTION: The Note Trustee may, without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer or any previous Substituted Issuer (as defined below) as the principal debtor in respect of the Notes of any other body corporate (the "SUBSTITUTED ISSUER") provided that:

        (a) a trust deed or an indenture is executed or some other form of undertaking is given by the Substituted Issuer to the Note Trustee in form and manner satisfactory to the Note Trustee to be bound by the terms of this Trust Deed and by the Note Conditions (with any consequential amendments which the Note Trustee may reasonably consider or deem to be appropriate) as fully as if the Substituted Issuer had been a party to this Trust Deed and named herein and in the Notes as the principal debtor in respect of the Notes in place of the Issuer;

        (b) the Substituted Issuer becomes a party to the Paying Agency and Agent Bank Agreement and the Deed of Charge or to equivalent documents acceptable to the Note Trustee;

        (c) if a director of the Substituted Issuer certifies that the Substituted Issuer will be solvent immediately after the time at which the said substitution is to be effected, the Note Trustee shall not have regard to the financial condition, profits or prospects of the Substituted Issuer or compare the same with those of the Issuer (or any other Substituted Issuer substituted under this Clause);

        (d) the Note Trustee is satisfied that the relevant transaction is not materially prejudicial to the interest of Noteholders;

        (e) confirmation is received from the Rating Agencies that the Class A Notes remain AAA rated by S&P and Aaa rated by Moody's and the Class B Notes remain [A] rated by S&P and A1 rated by Moody's and the Class C Notes remain [BBB] rated by S&P [and [_] by Moody's] and that such ratings will not be lowered as a result of the substitution;

        (f) the Note Trustee shall be satisfied (by means of legal opinions in form and substance satisfactory to it or otherwise) that (i) all necessary governmental and regulatory approvals and consents necessary for, or in connection with, the assumption by the Substituted Issuer of liability as principal debtor in respect of, and of its obligations under, this Trust Deed and (ii) such approvals and consents are at the time of substitution in full force and effect; and

        (g) the Issuer or, as the case may be, the previous Substituted Issuer and the Substituted Issuer shall execute such other deeds, documents and instruments (if any) and make such representations and warranties and provide such other documentation (particularly, but not limited to, with regard to any applicable bankruptcy law) as the Note Trustee may require in order to be satisfied that such substitution is fully effective and comply with such other requirements in the interests of the Noteholders as the Note Trustee may direct.

        In connection with any proposed substitution of the Issuer or, as the case may be, any previous Substituted Issuer, the Note Trustee, may, without the consent of the Noteholders, agree to a change of the law from time to time governing the Notes and/or this Trust Deed and/or the Paying Agency and Agent Bank Agreement provided that such change of governing law, in the opinion of the Note Trustee, would not be materially prejudicial to the interests of the Noteholders.

17.4    REGISTERED OWNER DEEMED ABSOLUTE OWNER

        So long as the Notes, or any of them, are represented by a Global Note Certificate and except for the purposes of payments in respect thereof, the right to which shall be vested, as against the Issuer, the Note Trustee and the Agents, solely in the registered owner of the Note in accordance with and subject to its terms and the terms of this Trust Deed (whether or not such Note shall be overdue) and notwithstanding any notation or notice of ownership or writing thereon or any notice of previous loss or theft), the Issuer, the Note Trustee and any Registrar may deem and treat the person for the time being shown in the records of DTC, Euroclear or Clearstream Luxembourg as the holder of any Note as the absolute owner of such Note and the Issuer, the Note Trustee and the Registrar shall not be affected by any notice to the contrary. So long as the Notes, or any of them, are represented by Individual Note Certificates, the Issuer, the Note Trustee and any Agent may deem and treat the person for the time being shown in the Register to be the registered owner of such Note as the absolute owner of such Note and the Issuer, the Note Trustee and the Agents shall not be affected by any notice to the contrary. All payments made to any such person shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon such Notes.

17.5    CLEARING SYSTEM CERTIFICATES

        The Issuer and the Note Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter or confirmation signed on behalf of DTC, Euroclear or Clearstream, Luxembourg or any form of record made by any of them to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as entitled to a particular interest in a Global Note.

18.     CURRENCY INDEMNITY

        If any sum due from the Issuer to the Note Trustee or the relevant Noteholders under this Deed or the relevant Notes or any order or judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Deed or the relevant Notes then the Issuer shall indemnify the Note Trustee and the Noteholders and keep them indemnified against any loss or damage, costs or expenses incurred by any of them arising as a result of any discrepancy between
        (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Note Trustee and the Noteholders, as the case may be, may in the ordinary course of business purchase the first currency with the second currency upon receipt of the sum paid to it or them, as the case may be, in satisfaction, in whole or in part of any such obligation, order, judgment, claim or proof.

        The above indemnities shall constitute obligations of the Issuer separate and independent from its obligations under the Notes and shall apply irrespective of any indulgence granted by the Note Trustee or the Noteholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under this Deed (other than this Clause) or the Notes. Any such discrepancy as aforesaid shall be deemed to constitute a loss suffered by the Note Trustee and the Noteholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator.

19. ELIGIBILITY AND DISQUALIFICATION; NEW NOTE TRUSTEE; SEPARATE AND CO-NOTE TRUSTEES; NOTE TRUSTEE INFORMATION

19.1    ELIGIBILITY; DISQUALIFICATION

        This Deed shall always have a Note Trustee which shall be eligible to act as Note Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Note Trustee shall have a combined capital and surplus of at least $[50,000,000] as set forth in its most recent published annual report of condition. If the Note Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Note Trustee and the Issuer shall comply with the provisions of TIA Section 310(b); Provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any Deed or Deeds under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Note Trustee shall cease to be eligible in accordance with the provisions of this Clause 19.1, the Note Trustee shall resign promptly in the manner and with the effect specified in Clause 20.

19.2    APPOINTMENT OF NEW NOTE TRUSTEE

        The power to appoint a new trustee of this Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. One or more persons may hold office as trustee or trustees of this Deed but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of this Deed the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Note Trustee by this Deed, provided that a Trust Corporation shall be included in such majority.

19.3    CO-TRUSTEE

        Notwithstanding the provisions of Clause 20, the Note Trustee may (after prior consultation by the Note Trustee with the Issuer and after consideration in good faith by the Note Trustee of any representations made by the Issuer concerning the proposed appointee except where, in the opinion of the Note Trustee, such consultation and consideration was not practicable), upon giving prior notice to the Issuer (but without the consent of the Issuer or the Noteholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Note Trustee (i) if the Note Trustee considers such appointment to be in the interests of the Noteholders or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (iii) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Deed against the Issuer. The Issuer hereby irrevocably appoints the Note Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Note Trustee by this Deed) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Note Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Note Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate trustee or co-trustee shall for the purposes of this Deed be treated as costs, charges and expenses incurred by the Note Trustee.

19.4 Any appointment of a new trustee and/or any retirement or removal of an existing trustee of this Deed shall as soon as practicable thereafter be notified by the Issuer to the Registrar and the Noteholders and to the Rating Agencies.

19.5 The Note Trustee shall provide to the Issuer upon request copies of its annual financial statements.

20.     NOTE TRUSTEE'S RETIREMENT AND REMOVAL

20.1 A trustee of this Deed may retire at any time on giving not less than 30 days prior written notice to the Issuer without assigning any reason and without being responsible for any costs occasioned by such retirement. The Class A Noteholders or, if none of the Class A Notes remain outstanding, the Class B Noteholders or if none of the Class B Notes remain outstanding, the Class C Noteholders shall have the power exercisable by Extraordinary Resolution to remove any trustee or trustees for the time being of this Deed. The Issuer undertakes that in the event of the only trustee hereof which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure a new trustee of this Deed being a Trust Corporation to be appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed, provided that if the Issuer shall fail to appoint a successor within 60 days of the Note Trustee giving notice of resignation, then the retiring Note Trustee, having regard to the provisions of Clause 20 may appoint a successor.

20.2 Upon any resignation or removal taking effect under Clause 20.1 above, the Note Trustee shall forthwith transfer the Series 02-1 MTN held by it to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

21.     NOTE TRUSTEE'S POWERS ADDITIONAL

        The powers conferred upon the Note Trustee by this Deed shall be in addition to any powers which may from time to time be vested in the Note Trustee by the general law or as a holder of any of the Notes.

22.     NOTICES

22.1    DELIVERY OF NOTICES

        Any notice, demand, approval or certificate to the Issuer or the Note Trustee required to be given, made or served for any purposes under the Notes, or any of them, or this Deed shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), telex or facsimile transmission or by delivering it by hand as follows:

        to the Issuer:

                  Gracechurch Card Funding (No.2) PLC
                  54 Lombard Street
                  London EC3P 3AH

        with a copy to:

                  Barclays Capital
                  5 The North Colonnade
                  London E14 4BB

                  Attention:        Structured Capital Market
                  Facsimile No:     020 7773 1930

        to the Note Trustee:

                  The Bank of New York
                  One Canada Square
                  London E14 5AL

                  Attention:        Operations Department
                  Facsimile No:     (+44) 207893 6259

        or to such other address, telex or facsimile number or marked for the attention of such other person or department as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by telex or facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch, provided that in the case of a notice or demand given by telex or facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given, made or served by telex or facsimile transmission.

22.2    COMMUNICATIONS BY NOTEHOLDERS WITH OTHER NOTEHOLDERS

        Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Deed or the Notes. The Issuer, the Note Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

22.3    NOTICES TO NOTEHOLDERS

        Any notice or communication mailed to Noteholders hereunder shall be transmitted by mail to all Noteholders, as the names and addresses of such Noteholders appear upon the Register.

23.     GOVERNING LAW AND JURISDICTION

23.1 This Deed and the Notes are governed by and shall be construed in accordance with English law.

23.2 The Issuer irrevocably agrees for the benefit of the Note Trustee the Noteholders that the High Court of Justice in London, England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Deed or the Notes (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts. The Issuer agrees for the benefit of the Note Trustee and the Noteholders that any Proceedings against the Issuer arising out of or based upon this Deed may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer has appointed [CT Corporation] at its offices at [1633 Broadway, New York, New York, 10019] as its authorised agent upon whom process may be served in any Proceedings arising out of or based upon this Deed which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable.

23.3 The Issuer irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 23.2 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

23.4    The submission to the jurisdiction of the courts referred to in Clause
        23.2 of this Clause shall not (and shall not be construed so as to) limit the right of the Note Trustee or any of the Noteholders to take Proceedings against the Issuer, the Note Trustee or any other person (as applicable) in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

24.     TIA PREVAILS

        If any provision of this Deed limits, qualifies or conflicts with another provision which is required to be included in this Deed by the TIA, the required provision shall prevail.

25.     AMENDMENTS

        This Agreement may be amended, modified or terminated only by written instrument or instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

26.     COUNTERPARTS

        This Deed may be executed by the parties hereto in separate counterparts and any single counterpart or set of counterparts executed and delivered by all of the parties hereto shall constitute a full and original deed for all purposes.

27.     CERTIFICATES AND OPINIONS

27.1    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

        Upon any request or application by the Issuer to the Note Trustee to take any action under this Deed, the Issuer shall furnish to the Note
        Trustee:

        27.1.1 an Officers' Certificate (which shall include the statements set forth in Clause 27.2 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Deed relating to the proposed action have been complied with; and

        27.1.2 an Opinion of Counsel (which shall include the statements set forth in Clause 27.2 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Deed relating to the proposed action have been complied with.

27.2    STATEMENTS REQUIRED IN CERTIFICATE AND OPINION

        Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Deed shall include:

        27.2.1 a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

        27.2.2 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        27.2.3 a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        27.2.4 a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

28.     POST MATURITY CALL OPTION

        The Note Trustee is entering into a post maturity call option agreement dated [_] 2002 (the "POST MATURITY CALL OPTION AGREEMENT") between the Issuer, Gracechurch Card (Holdings) Limited and the Note Trustee in order to acknowledge that the Note Trustee (on behalf of the Noteholders) is bound by and the Notes are issued subject to, the option under the Post Maturity Call Option Agreement (the "OPTION") but does so entirely without warranty, responsibility or liability on the part of the Note Trustee personally. So as to give full effect to the Option, and as stated in Note Condition [_], it is hereby acknowledged that each of the Noteholders, by subscribing for or acquiring the relevant Notes, shall upon subscription or acquisition be deemed to have acknowledged that the Note Trustee has the authority and the power to bind such Noteholder in accordance with the provisions set out in the Post Maturity Call Option Agreement and such Noteholder shall be deemed to have irrevocably agreed to be so bound.

29.     RELEASE OF COLLATERAL

        Except to the extent expressly provided in this Clause 29, the Note Trustee shall release property from the lien of the Deed of Charge only upon receipt of an Issuer Request accompanied by an Officers' Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA [sec][sec]314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

        Prior to the release of any property or securities subject to the lien of the Deed of Charge, the Issuer shall, in addition to any obligation imposed in this Clause 29 or elsewhere in this Trust Deed, furnish to the Note Trustee an Officers' Certificate certifying or stating the opinion of each person signing such certificate as to the fair value to the Issuer of the property or securities to be so released. The officers so certifying may consult with, and may conclusively rely upon a certificate as to the fair value of such property provided to such officers by an internationally recognised financial institution with expertise in such matters.

        Whenever the Issuer is required to furnish to the Note Trustee an Officers' Certificate certifying or stating the opinion of any signer thereof as to the matters described in the preceding paragraph, the Issuer shall also deliver to the Note Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the property to be so released and of all other such property made the basis of any such release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to this Clause 29, is 10% or more of the Principal Amount Outstanding, but such a certificate need not be furnished with respect to any property so released if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Principal Amount Outstanding.

        Whenever any property is to be released from the lien of the Deed of Charge, the Issuer shall also furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate that in the opinion of such person the proposed release will not impair the security under the Deed of Charge in contravention of the provisions hereof.

        Notwithstanding anything to the contrary contained herein, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Related Documents, (B) make cash payments out of the Issuer Accounts as and to the extent permitted or required by the Transaction Documents and (C) take any other action not inconsistent with the TIA.

30.     DISAPPLICATION OF TRUSTEE ACT 2000

        Section 1 of the Trustee Act 2000 shall not apply to the duties of the Note Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

31.     CONTRACT (THIRD PARTIES RIGHT) ACT

        A person who is not a party to any Document has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of any Document but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer and the Note Trustee and entered into the day and year first above written.

                               THE FIRST SCHEDULE
                     FORM OF CLASS A GLOBAL NOTE CERTIFICATE

                                                             CUSIP:

                                                              ISIN: ............

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY ("DTC") FOR THE PURPOSE) (COLLECTIVELY, "CEDE & CO.") AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

                      GRACECHURCH CARD FUNDING (NO. 2) PLC
                   (INCORPORATED WITH LIMITED LIABILITY UNDER
                         THE LAWS OF ENGLAND AND WALES)

                                      $[_]
                CLASS A ASSET-BACKED FLOATING RATE NOTES DUE [_]

                         CLASS A GLOBAL NOTE CERTIFICATE

1.      INTRODUCTION

        This Class A Global Note Certificate is issued in respect of the $[_] Class A Asset-Backed Floating Rate Notes due [_] (the "CLASS A NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER"). The Class A Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [_] (as amended or supplemented from time to time, the "TRUST DEED") between the Issuer and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement dated [_] (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class A Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

2.      REFERENCES TO CONDITIONS

        Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class A Notes attached hereto and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

3.      REGISTERED HOLDER

        This is to certify that:

                                   CEDE & CO.

        is the person registered in the register maintained by the Registrar in relation to the Class A Notes (the "REGISTER") as the duly registered holder (the "HOLDER") of the Class A Notes represented from time to time by this Class A Global Note Certificate.

4.      PROMISE TO PAY

        The Issuer, for value received, hereby promises to pay to the Holder such principal sum as is noted in the records of the custodian for The Depository Trust Company (the "DTC CUSTODIAN" and "DTC", respectively) as being the principal amount of this Class A Global Note Certificate for the time being on [FINAL MATURITY DATE] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.      TRANSFERS IN WHOLE

        Transfers of this Class A Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor's nominee.

6.      EXCHANGE FOR CLASS A INDIVIDUAL NOTE CERTIFICATES

        This Class A Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("CLASS A INDIVIDUAL NOTE CERTIFICATES") in substantially the form (subject to completion) set out in the Fourth Schedule (FORM OF CLASS A INDIVIDUAL NOTE CERTIFICATE) to the Trust Deed if any of the following events occurs:

        (a) DTC notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to this Class A Global Note Certificate or ceases to be a clearing agency (as defined in the United States Securities Exchange Act of 1934), or is at any time no longer eligible to act as such, and the Issuer is (in the case of DTC ceasing to be a depositary) unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC; or

        (b) Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") or Clearstream, Luxembourg, societe anonyme ("CLEARSTREAM, LUXEMBOURG") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

        (c) any of the circumstances described in Condition [ ] (EVENTS OF DEFAULT) could occur.

                  Such exchange shall be effected in accordance with paragraph 7 (DELIVERY OF CLASS A INDIVIDUAL NOTE CERTIFICATES) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in paragraphs (a), (b) and (c) above as soon as practicable thereafter.

7.      DELIVERY OF CLASS A INDIVIDUAL NOTE CERTIFICATES

        Whenever this Class A Global Note Certificate is to be exchanged for Class A Individual Note Certificates, such Class A Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Class A Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, DTC, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Class A Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Class A Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Class A Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency and Agent Bank Agreement and the regulations concerning the transfer and registration of Class A Notes scheduled thereto (if any) and, in particular, shall be effected without charge to any Holder [or the Trustee], but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.      CONDITIONS APPLY

        Save as otherwise provided herein, the Holder of this Class A Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Class A Global Note Certificate, any reference in the Conditions to "NOTE CERTIFICATE" or "NOTE CERTIFICATES" shall, except where the context otherwise requires, be construed so as to include this Class A Global Note Certificate.

9.      NOTICES

        Notwithstanding Condition [ ] (NOTICES), so long as this Class A Global Note Certificate is held on behalf of DTC or any other clearing system (an "ALTERNATIVE CLEARING SYSTEM"), notices to Holders of Notes represented by this Class A Global Note Certificate may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System.

10.     LEGENDS

        The statements set out in the legends above are an integral part of this Class A Global Note Certificate and, by acceptance hereof, each Holder of this Class A Global Note Certificate agrees to be subject to and bound by such legends.

11.     DETERMINATION OF ENTITLEMENT

        This Class A Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class A Global Note Certificate.

12.     AUTHENTICATION

        This Class A Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

13.     GOVERNING LAW

        This Class A Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 2) PLC

By:      ..............................
         [MANUAL OR FACSIMILE SIGNATURE]
         (DULY AUTHORISED)

ISSUED as of [ISSUE DATE]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:      ..............................
         [MANUAL SIGNATURE]
         (DULY AUTHORISED)

                                FORM OF TRANSFER

FOR VALUE RECEIVED ................................., being the registered holder of this Class A Global Note Certificate, hereby transfers to.............
..........................................................
.................................................................................
of..............................................................................
.................................................................................
.....................................,

$ .......................... in principal amount of the $ [_] Class A
Asset-Backed Floating Rate Notes due [MATURITY] (the "CLASS A NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class A Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:   ..........................

By:      ..........................
         (DULY AUTHORISED)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class A Global Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

            [TERMS AND CONDITIONS AS SET OUT IN THE SEVENTH SCHEDULE]

PRINCIPAL PAYING AGENT                                REGISTRAR, NEW YORK PAYING
                                                       AGENT AND TRANSFER AGENT

 THE BANK OF NEW YORK                                  THE BANK OF NEW YORK
  ONE CANADA SQUARE                                     101 BARCLAY STREET
    LONDON E14 5AL                                           NEW YORK
          UK                                                 NEW YORK
                                                             USA 10286

                        PAYING AGENTS AND TRANSFER AGENTS

       [NAME]                                                  [NAME]
      [ADDRESS]                                              [ADDRESS]

                               THE SECOND SCHEDULE
                     FORM OF CLASS B GLOBAL NOTE CERTIFICATE

                                                             CUSIP:

                                                              ISIN: ............

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY ("DTC") FOR THE PURPOSE) (COLLECTIVELY, "CEDE & CO.") AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

                  CLASS B GRACECHURCH CARD FUNDING (NO. 2) PLC
                   (INCORPORATED WITH LIMITED LIABILITY UNDER
                         THE LAWS OF ENGLAND AND WALES)

                                      $[_]
                CLASS B ASSET-BACKED FLOATING RATE NOTES DUE [_]

                         CLASS B GLOBAL NOTE CERTIFICATE

1.      INTRODUCTION

        This Class B Global Note Certificate is issued in respect of the $[_] Class B Asset-Backed Floating Rate Notes due [_] (the "CLASS B NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER"). The Class B Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [_] (as amended or supplemented from time to time, the "TRUST DEED") between the Issuer and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement dated [_] (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class B Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

2.      REFERENCES TO CONDITIONS

        Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class B Notes attached hereto and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

3.      REGISTERED HOLDER

        This is to certify that:

                                   CEDE & CO.

        is the person registered in the register maintained by the Registrar in relation to the Class B Notes (the "REGISTER") as the duly registered holder (the "HOLDER") of the Class B Notes represented from time to time by this Class B Global Note Certificate.

4.      PROMISE TO PAY

        The Issuer, for value received, hereby promises to pay to the Holder such principal sum as is noted in the records of the custodian for The Depository Trust Company (the "DTC CUSTODIAN" and "DTC", respectively) as being the principal amount of this Class B Global Note Certificate for the time being on [FINAL MATURITY DATE] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.      TRANSFERS IN WHOLE

        Transfers of this Class B Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor's nominee.

6.      EXCHANGE FOR CLASS B INDIVIDUAL NOTE CERTIFICATES

        This Class B Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("CLASS B INDIVIDUAL NOTE CERTIFICATES") in substantially the form (subject to completion) set out in the Fifth Schedule (FORM OF CLASS B INDIVIDUAL NOTE CERTIFICATE) to the Trust Deed if any of the following events occurs:

        (a) DTC notifies the Note Trustee that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to this Class B Global Note Certificate or ceases to be a clearing agency (as defined in the United States Securities Exchange Act of 1934), or is at any time no longer eligible to act as such, and the Issuer is (in the case of DTC ceasing to be a depositary) unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC;

        (b) Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") or Clearstream, Luxembourg, societe anonyme ("CLEARSTREAM, LUXEMBOURG") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

        (c) any of the circumstances described in Condition [ ] (EVENTS OF DEFAULT) occurs.

                  Such exchange shall be effected in accordance with paragraph 7 (DELIVERY OF CLASS B INDIVIDUAL NOTE CERTIFICATES) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in paragraph (a), (b) and (c) above as soon as practicable thereafter.

7.      DELIVERY OF CLASS B INDIVIDUAL NOTE CERTIFICATES

        Whenever this Class B Global Note Certificate is to be exchanged for Class B Individual Note Certificates, such Class B Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Class B Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, DTC, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Class B Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Class B Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Class B Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency and Agent Bank Agreement and the regulations concerning the transfer and registration of Class B Notes scheduled thereto (if any) and, in particular, shall be effected without charge to any Holder [or the Trustee], but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.      CONDITIONS APPLY

        Save as otherwise provided herein, the Holder of this Class B Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Class B Global Note Certificate, any reference in the Conditions to "NOTE CERTIFICATE" or "NOTE CERTIFICATES" shall, except where the context otherwise requires, be construed so as to include this Class B Global Note Certificate.

9.      NOTICES

        Notwithstanding Condition [ ] (NOTICES), so long as this Class B Global Note Certificate is held on behalf of DTC or any other clearing system (an "ALTERNATIVE CLEARING SYSTEM"), notices to Holders of Class B Notes represented by this Class B Global Note Certificate may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System.

10.     LEGENDS

        The statements set out in the legends above are an integral part of this Class B Global Note Certificate and, by acceptance hereof, each Holder of this Class B Global Note Certificate agrees to be subject to and bound by such legends.

11.     DETERMINATION OF ENTITLEMENT

        This Class B Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class B Global Note Certificate.

12.     AUTHENTICATION

        This Class B Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

13.     GOVERNING LAW

        This Class B Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 2) PLC

By:      ..................
         [MANUAL OR FACSIMILE SIGNATURE]
         (DULY AUTHORISED)

ISSUED as of [ISSUE DATE]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:      ..................
         [MANUAL SIGNATURE]
         (DULY AUTHORISED)

                                FORM OF TRANSFER

FOR VALUE RECEIVED ..................................................., being the registered holder of this Class B Global Note Certificate, hereby transfers
to..............................................................................
..........................................,
of..............................................................................
.................................................................................
..........................................,

$ ..................................... in principal amount of the $ [_]
Class B Asset-Backed Floating Rate Notes due [MATURITY] (the "CLASS B NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class B Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:   ..........................

By:      ..........................
         (DULY AUTHORISED)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class B Global Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

            [TERMS AND CONDITIONS AS SET OUT IN THE SEVENTH SCHEDULE]

PRINCIPAL PAYING AGENT                         REGISTRAR, NEW YORK PAYING
                                                AGENT AND TRANSFER AGENT

 THE BANK OF NEW YORK                            THE BANK OF NEW YORK
  ONE CANADA SQUARE                               101 BARCLAY STREET
    LONDON E14 5AL                                     NEW YORK
        UK                                             NEW YORK
                                                      USA 10286

                  PAYING AGENTS AND TRANSFER AGENTS

      [NAME]                                            [NAME]
     [ADDRESS]                                         [ADDRESS]

                               THE THIRD SCHEDULE
                     FORM OF CLASS C GLOBAL NOTE CERTIFICATE

                                                             CUSIP:

                                                              ISIN: ............

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY ("DTC") FOR THE PURPOSE) (COLLECTIVELY, "CEDE & CO.") AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

                      GRACECHURCH CARD FUNDING (NO. 2) PLC
                   (INCORPORATED WITH LIMITED LIABILITY UNDER
                         THE LAWS OF ENGLAND AND WALES)

                                      $[_]
                CLASS C ASSET-BACKED FLOATING RATE NOTES DUE [_]

                         CLASS C GLOBAL NOTE CERTIFICATE

1.      INTRODUCTION

        This Class C Global Note Certificate is issued in respect of the $[_] Class C Asset-Backed Floating Rate Notes due [_] (the "CLASS C NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER"). The Class C Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [_] (as amended or supplemented from time to time, the "TRUST DEED") between the Issuer and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement dated [_] (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class C Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

2.      REFERENCES TO CONDITIONS

        Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class C Notes attached hereto and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

3.      REGISTERED HOLDER

        This is to certify that:

                                   CEDE & CO.

        is the person registered in the register maintained by the Registrar in relation to the Class C Notes (the "REGISTER") as the duly registered holder (the "HOLDER") of the Class C Notes represented from time to time by this Class C Global Note Certificate.

4.      PROMISE TO PAY

        The Issuer, for value received, hereby promises to pay to the Holder such principal sum as is noted in the records of the custodian for The Depository Trust Company (the "DTC CUSTODIAN" and "DTC", respectively) as being the principal amount of this Class C Global Note Certificate for the time being on [FINAL MATURITY DATE] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.      TRANSFERS IN WHOLE

        Transfers of this Class C Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor's nominee.

6.      EXCHANGE FOR CLASS C INDIVIDUAL NOTE CERTIFICATES

        This Class C Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("CLASS C INDIVIDUAL NOTE CERTIFICATES") in substantially the form (subject to completion) set out in the Sixth Schedule (FORM OF CLASS C INDIVIDUAL NOTE CERTIFICATE) to the Trust Deed if any of the following events occurs:

        (a) DTC notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to this Class C Global Note Certificate or ceases to be a clearing agency (as defined in the United States Securities Exchange Act of 1934), or is at any time no longer eligible to act as such, and the Issuer is (in the case of DTC ceasing to be a depositary) unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC;

        (b) Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") or Clearstream, Luxembourg, societe anonyme ("CLEARSTREAM, LUXEMBOURG") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

        (c) any of the circumstances described in Condition [ ] (EVENTS OF DEFAULT) occurs.

                  Such exchange shall be effected in accordance with paragraph 7 (DELIVERY OF CLASS C INDIVIDUAL NOTE CERTIFICATES) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in paragraph (a), (b) and (c) above as soon as practicable thereafter.

7.      DELIVERY OF CLASS C INDIVIDUAL NOTE CERTIFICATES

        Whenever this Class C Global Note Certificate is to be exchanged for Class C Individual Note Certificates, such Class C Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Class C Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, DTC, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Class C Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Class C Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Class C Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency and Agent Bank Agreement and the regulations concerning the transfer and registration of Class C Notes scheduled thereto (if any) and, in particular, shall be effected without charge to any Holder [or the Trustee], but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.      CONDITIONS APPLY

        Save as otherwise provided herein, the Holder of this Class C Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Class C Global Note Certificate, any reference in the Conditions to "NOTE CERTIFICATE" or "NOTE CERTIFICATES" shall, except where the context otherwise requires, be construed so as to include this Class C Global Note Certificate.

9.      NOTICES

        Notwithstanding Condition [ ] (NOTICES), so long as this Class C Global Note Certificate is held on behalf of DTC or any other clearing system (an "ALTERNATIVE CLEARING SYSTEM"), notices to Holders of Class C Notes represented by this Class C Global Note Certificate may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System.

10.     LEGENDS

        The statements set out in the legends above are an integral part of this Class C Global Note Certificate and, by acceptance hereof, each Holder of this Class C Global Note Certificate agrees to be subject to and bound by such legends.

11.     DETERMINATION OF ENTITLEMENT

        This Class C Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class C Global Note Certificate.

12.     AUTHENTICATION

        This Class C Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

13.     GOVERNING LAW

        This Class C Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 2) PLC

By:      ..................
         [MANUAL OR FACSIMILE SIGNATURE]
         (DULY AUTHORISED)

ISSUED as of [ISSUE DATE]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:      ..................
         [MANUAL SIGNATURE]
         (DULY AUTHORISED)

                                FORM OF TRANSFER

FOR VALUE RECEIVED .................................., being the registered holder of this Class C Global Note Certificate, hereby transfers to.............
.........................................................
of..............................................................................
.................................................................................
.............................,

$ ..................................... in principal amount of the $ [_]
Class C Asset-Backed Floating Rate Notes due [MATURITY] (the "CLASS C NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class C Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:   .......................................

By:      .......................................
         (DULY AUTHORISED)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class C Global Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

            [TERMS AND CONDITIONS AS SET OUT IN THE SEVENTH SCHEDULE]

PRINCIPAL PAYING AGENT                               REGISTRAR, NEW YORK PAYING
                                                      AGENT AND TRANSFER AGENT

 THE BANK OF NEW YORK                                  THE BANK OF NEW YORK
  ONE CANADA SQUARE                                     101 BARCLAY STREET
    LONDON E14 5AL                                           NEW YORK
          UK                                                 NEW YORK
                                                             USA 10286

                     PAYING AGENTS AND TRANSFER AGENTS

       [NAME]                                                 [NAME]
      [ADDRESS]                                              [ADDRESS]

                               THE FOURTH SCHEDULE
                   FORM OF INDIVIDUAL CLASS A NOTE CERTIFICATE

Serial Number: ............

                      GRACECHURCH CARD FUNDING (NO. 2) PLC
                   (INCORPORATED WITH LIMITED LIABILITY UNDER
                         THE LAWS OF ENGLAND AND WALES)

                                      $[_]
                CLASS A ASSET-BACKED FLOATING RATE NOTES DUE [_]

This Class A Note Certificate is issued in respect of the $[_] Class A Asset-Backed Floating Rate Notes due [MATURITY] (the "NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER"). The Class A Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [_] (as amended or supplemented from time to time, the "TRUST DEED") between the and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") dated [_] and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class A Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class A Notes endorsed hereon and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

This is to certify that:

                      .....................................

                      of ..................................

                      .....................................

is the person registered in the register maintained by the Registrar in relation to the Class A Notes (the "REGISTER") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "HOLDER") of:

                                      $[_]
                                  ([_] DOLLARS)

in aggregate principal amount of the Class A Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on [FINAL MATURITY DATE] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Class A Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Class A Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 2) PLC

By:      ........................................
         [MANUAL OR FACSIMILE SIGNATURE]
         (DULY AUTHORISED)

ISSUED as of [ISSUE DATE]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:      ........................................
         [MANUAL SIGNATURE]
         (DULY AUTHORISED)

                                FORM OF TRANSFER

FOR VALUE RECEIVED ........................., being the registered holder of this Class A Note Certificate, hereby transfers to.............................
...............................................of...............................
.................................................. $ ...........................
........... in principal amount of the $ [_] Class A Asset-Backed Floating
Rate Notes due [MATURITY] (the "CLASS A NOTES") of Gracechurch Card Funding (No.
2) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class A Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:   .......................................

By:      .......................................
         (DULY AUTHORISED)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class A Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(d) Any transfer of Class A Notes shall be in an amount equal to $[_] or any integral multiple of $[_] in excess thereof.

            [TERMS AND CONDITIONS AS SET OUT IN THE SEVENTH SCHEDULE]

PRINCIPAL PAYING AGENT                                REGISTRAR, NEW YORK PAYING
                                                       AGENT AND TRANSFER AGENT

 THE BANK OF NEW YORK                                  THE BANK OF NEW YORK
  ONE CANADA SQUARE                                     101 BARCLAY STREET
    LONDON E14 5AL                                           NEW YORK
          UK                                                 NEW YORK
                                                             USA 10286

                     PAYING AGENTS AND TRANSFER AGENTS

       [NAME]                                                 [NAME]
      [ADDRESS]                                              [ADDRESS]

                               THE FIFTH SCHEDULE
                   FORM OF INDIVIDUAL CLASS B NOTE CERTIFICATE

Serial Number: ............

                      GRACECHURCH CARD FUNDING (NO. 2) PLC
                   (INCORPORATED WITH LIMITED LIABILITY UNDER
                         THE LAWS OF ENGLAND AND WALES)

                                      $[_]
                CLASS B ASSET-BACKED FLOATING RATE NOTES DUE [_]

This Class B Note Certificate is issued in respect of the $[_] Class B Asset-Backed Floating Rate Notes due [MATURITY] (the "CLASS B NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER"). The Class B Notes are constituted by, are subject to, and have the benefit of, a trust deed dated
[_] (as amended or supplemented from time to time, the "TRUST DEED") between the and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") dated [_] and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class B Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class B Notes endorsed hereon and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

This is to certify that:

                      ....................................

                      of .................................

                      ....................................

is the person registered in the register maintained by the Registrar in relation to the Class B Notes (the "REGISTER") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "HOLDER") of:

                                      $[_]
                                  ([_] DOLLARS)

in aggregate principal amount of the Class B Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on [FINAL MATURITY DATE] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Class B Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class B Note Certificate.

This Class B Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 2) PLC

By:      ........................................
         [MANUAL OR FACSIMILE SIGNATURE]
         (DULY AUTHORISED)

ISSUED as of [ISSUE DATE]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:      ........................................
         [MANUAL SIGNATURE]
         (DULY AUTHORISED)

                                FORM OF TRANSFER

FOR VALUE RECEIVED ....................................., being the registered holder of this Class B Note Certificate, hereby transfers to..................
...............................................................
of..............................................................................
.................................................................................
................ $ ........................ in principal amount of the $ [_]
Class B Asset-Backed Floating Rate Notes due [MATURITY] (the "CLASS B NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class B Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:   .......................................

By:      .......................................
         (DULY AUTHORISED)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class B Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(d) Any transfer of Class B Notes shall be in an amount equal to $[_] or any integral multiple of $[_] in excess thereof.

            [TERMS AND CONDITIONS AS SET OUT IN THE SEVENTH SCHEDULE]

PRINCIPAL PAYING AGENT                                REGISTRAR, NEW YORK PAYING
                                                       AGENT AND TRANSFER AGENT

 THE BANK OF NEW YORK                                  THE BANK OF NEW YORK
  ONE CANADA SQUARE                                     101 BARCLAY STREET
    LONDON E14 5AL                                           NEW YORK
          UK                                                 NEW YORK
                                                             USA 10286

                     PAYING AGENTS AND TRANSFER AGENTS

       [NAME]                                                 [NAME]
      [ADDRESS]                                              [ADDRESS]

                               THE SIXTH SCHEDULE
                   FORM OF INDIVIDUAL CLASS C NOTE CERTIFICATE

Serial Number: ............

                      GRACECHURCH CARD FUNDING (NO. 2) PLC
                   (INCORPORATED WITH LIMITED LIABILITY UNDER
                         THE LAWS OF ENGLAND AND WALES)

                                      $[_]
                CLASS C ASSET-BACKED FLOATING RATE NOTES DUE [_]

This Class C Note Certificate is issued in respect of the $[_] Class C Asset-Backed Floating Rate Notes due [MATURITY] (the "CLASS C NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER"). The Class C Notes are constituted by, are subject to, and have the benefit of, a trust deed dated
[_] (as amended or supplemented from time to time, the "TRUST DEED") between the and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") dated [_] and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class C Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class C Notes endorsed hereon and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

This is to certify that:

                     .......................................

                     of ....................................

                     .......................................

is the person registered in the register maintained by the Registrar in relation to the Class C Notes (the "REGISTER") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "HOLDER") of:

                                      $ [_]
                                  ([_] DOLLARS)

in aggregate principal amount of the Class C Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on [FINAL MATURITY DATE] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Class C Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class C Note Certificate.

This Class C Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 2) PLC

By:      ........................................
         [MANUAL OR FACSIMILE SIGNATURE]
         (DULY AUTHORISED)

ISSUED as of [ISSUE DATE]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:      ........................................
         [MANUAL SIGNATURE]
         (DULY AUTHORISED)

                                FORM OF TRANSFER

FOR VALUE RECEIVED ................................., being the registered holder of this Class C Note Certificate, hereby transfers to....................
....................................................
.................................................................................
of..............................................................................
................ $ ........................ in principal amount of the $ [_]
Class C Asset-Backed Floating Rate Notes due [MATURITY] (the "CLASS C NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class C Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:   .......................................

By:      .......................................
         (DULY AUTHORISED)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class C Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(d) Any transfer of Class C Notes shall be in an amount equal to $[_] or any integral multiple of $[_] in excess thereof.

            [TERMS AND CONDITIONS AS SET OUT IN THE SEVENTH SCHEDULE]

PRINCIPAL PAYING AGENT                               REGISTRAR, NEW YORK PAYING
                                                      AGENT AND TRANSFER AGENT

 THE BANK OF NEW YORK                                  THE BANK OF NEW YORK
  ONE CANADA SQUARE                                     101 BARCLAY STREET
    LONDON E14 5AL                                           NEW YORK
          UK                                                 NEW YORK
                                                             USA 10286

                     PAYING AGENTS AND TRANSFER AGENTS

       [NAME]                                                 [NAME]
      [ADDRESS]                                              [ADDRESS]

                              THE SEVENTH SCHEDULE
                        TERMS AND CONDITIONS OF THE NOTES

                               THE EIGHTH SCHEDULE
                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

              (i) "BLOCK VOTING INSTRUCTION" shall mean an English language document issued by the Registrar and dated:

                       (a)      certifying:

                                (1)   that certain specified Notes (each a
                                      "BLOCKED NOTE") have been blocked in an
                                      account with a clearing system and will
                                      not be released until the conclusion of
                                      the Meeting and that the holder of each
                                      Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

                                (2)   that each registered holder of certain
                                      specified Notes (each a "RELEVANT NOTE") or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting and in each case that, during the period if 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

                       (b) listing the total amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions may not be amended or revoked;

                       (c) authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

              (ii) "FORM OF PROXY" means, in relation to any Meeting, a document in the English language available from the Registrar signed by the Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointed a named individual or individuals to vote in respect of the Notes held by such Noteholder;

              (iii) "PRINCIPAL AMOUNT OUTSTANDING" shall mean in relation to a Note on any date, the principal amount of the Note upon issue (being, in the case of Class A Notes, the Class B Notes and the Class C Notes, $1,000 less the aggregate amount of all principal payments in respect of that Note that have been paid by the Issuer to the Noteholder prior to such date in accordance with the Note Conditions.

              (i) "48 HOURS" shall mean a period of 48 hours including all or part of two days upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Registrar has its specified office (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business as aforesaid; and

              (iii) "24 HOURS" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Registrar has its specified office (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid;

              (iv) "VOTER" means, in relation to any Meeting, (a) a Proxy or (subject to paragraph [_] (RECORD DATE) below) a Noteholder, PROVIDED, HOWEVER, THAT (subject to paragraph [_] (RECORD DATE) below) any Noteholder which has appointed a Proxy under a Block voting Instruction or Form of Proxy shall not be a "VOTER" except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

              (v) "PROXY" means, in relation to any Meeting, a person appointed under a Block Voting Instruction or a Form of Proxy other than:

                       (1) any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

                       (2) any such person appointed vote at a Meeting which has been adjourned for want of a quorum and who has not been reappointment to vote at the Meeting when it is resumed.

        The holder of a Note may require the Registrar to issue a Block voting Instruction by arranging (to the satisfaction of the Registrar) for such Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Note.

        Where Notes are within Euroclear or Clearstream, Luxembourg, or any other clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg, or such other clearing system.

        Unless the context otherwise requires or unless otherwise defined in this Schedule, terms defined in the Trust Deed (including the Note Conditions) shall have the same meaning in this Schedule.

2. The Issuer or the Note Trustee may at any time and the Issuer shall upon a requisition in writing signed by the holders of not less than one-tenth of the Notes of the relevant class for the time being then outstanding, convene a meeting of the Noteholders of such Class or, and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Note Trustee or the requisitionists. Whenever the Issuer is about to convene any such meeting, it shall immediately give notice in writing to the Note Trustee of the date, time and place thereof and the nature of the business to be transacted. Every such meeting shall be held at such place as the Note0 Trustee may appoint or approve.

3. At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given by the Note Trustee (if the meeting is convened by the Note Trustee) or by the Issuer (if the meeting is convened by the Issuer on its own behalf or upon requisition by the Noteholders pursuant to paragraph 2) to the relevant Noteholders, the Paying Agents and the Registrar prior to any meeting of the relevant Noteholders in the manner provided by Note Condition [_]. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened and (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting. A copy of the notice shall be sent by post to the Note Trustee (unless the meeting is convened by the Note Trustee) and to the Issuer (unless the meeting is convened by the Issuer).

4. Some person (who may but need not be a Noteholder or, if applicable, a Noteholder of the relevant class of Notes) nominated in writing by the Note Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the relevant Noteholders present shall choose one of their number to be Chairman.

5. At any such meeting two or more Voters holding or representing in the aggregate not less than one-tenth of the principal amount of Notes of the relevant class for the time being outstanding, shall form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more Voters holding or representing in the aggregate a clear majority of the aggregate Principal Amount Outstanding of the Notes of the relevant class for the time being outstanding, provided that at any meeting the business of which (in relation to the relevant class of Notes):

        (1) includes the sanctioning of a modification of the date of maturity of the Notes;

        (2) would have the effect of modifying any day for payment of interest on the Notes or the Rate of Interest (as defined in Note Condition [_]) applicable in respect of the Notes or modifying the method of determining the same;

        (3) includes reducing or cancelling (or, in the case of the Notes, increasing) the amount of principal or the rate of interest payable in respect of the Notes;

        (4) would have the effect of altering the currency of payment of the Notes;

        (5) would have the effect of sanctioning any such scheme or proposal as is described in paragraph 18(i) below;

        (6) would have the effect of altering the majority required to pass an Extraordinary Resolution or the manner in which such majority is constituted;

        (7) would have the effect of altering the manner or priority of redemption of the Notes; or

        (8) would have the effect of altering this proviso or the proviso to paragraph [6] below,

        the quorum shall be two or more Voters holding or representing in the aggregate not less than seventy-five per cent. of the of the aggregate Principal Amount Outstanding of the Notes of the relevant class for the time being outstanding. Such matters shall only be capable of being effected after having been approved by Extraordinary Resolutions of Noteholders of each class of Notes outstanding at such time.

6. If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of the Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman of the meeting and approved by the Note Trustee) and at such adjourned meeting two or more Voters (whatever the aggregate of the Principal Amount Outstanding of the Notes of the relevant class so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present. Provided that, subject to proviso (i) to paragraph 18 below, at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above, the quorum shall be two or more persons present holding Notes and/or voting certificates or being proxies in respect thereof and holding or representing in the aggregate 33 1/3 per cent. of the aggregate of the Principal Amount Outstanding of the Notes of the relevant class then outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that Voters present at the adjourned meeting (whatever the aggregate of the Principal Amount Outstanding of the Notes of the relevant class then outstanding held) will form a quorum if at least two such persons are present. Subject as aforesaid it shall not be necessary to give any notice of any adjourned meeting.

8. Every resolution submitted to a meeting shall (subject to paragraph 21) be decided by a simple majority, in the first instance by a show of hands, then (subject to paragraph 9) by a poll and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder of the relevant class and/or as a holder of a voting certificate and/or as a Proxy.

9. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or by two or more Voters being present and holding or representing in the aggregate not less than one-fiftieth part of the Principal Amount Outstanding of the Notes of the relevant class then outstanding a declaration by the Chairman that a resolution has been carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

10. Subject to paragraph 12 below, if at any such meeting a poll is so demanded, it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. The Note Trustee and the Issuer (through their respective officers, employees, advisers, agents or other representatives) and their respective financial and legal advisers should be entitled to attend and speak at any meeting of the Noteholders. Save as aforesaid but without prejudice to the proviso to the definition of "OUTSTANDING" in Clause
        1.2 of the Trust Deed no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Noteholders by Conditions [_] and [_] or, unless he either produces the Note(s) of which he is the holder or a voting certificate or is a proxy.

14. Subject as provided in paragraph 12 hereof at any meeting on a show of hands every Voter who is present in person shall have one vote or on a poll every person who is so present shall have one vote in respect of each $1 in Principal Amount Outstanding of the Notes of the relevant class so produced or represented by the voting certificate so produced or in respect of which he is a Proxy.

        Without prejudice to the obligations of the Proxies named in any block voting instruction or Forms of Proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.     The Proxies need not be Noteholders.

16. Each block voting instruction together (if so required by the Note Trustee) with proof satisfactory to the Note Trustee of its due execution on behalf of the Registrar shall be deposited at such place as the Note Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the Proxies named in the block voting instruction propose to vote and in default of such deposit the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall, unless the Note Trustee otherwise agrees, be deposited with the Note Trustee before the commencement of the meeting or adjourned meeting but the Note Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the Proxies named in any such block voting instruction.

17. Any vote cast in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholder's instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the Registrar by the Issuer at its registered office (or such other place as may have been approved by the Note Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18. A meeting of the Noteholders shall, in respect of Notes of the relevant class only and insofar as it affects Notes of the relevant class, and in addition to the powers hereinbefore given, have the following powers exercisable by Extraordinary Resolution

        (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) only, namely:

              (a) power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders;

              (b) power to sanction any abrogation, modification (including for the avoidance of doubt a modification which would have the effect of increasing the amount of principal or the rate of interest payable (in respect of the Notes)), compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its property or against any other person whether such rights shall arise under this Deed, any of the Notes or otherwise;

              (c) power to assent to any modification of the provisions contained in this Deed, the Note Conditions or the Notes which shall be proposed by the Issuer or the Note Trustee;

              (d) power to give any authority or sanction which under the provisions of this Deed (including the Note Conditions) is required to be given by Extraordinary Resolution;

              (e) power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

              (f) power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of this Deed;

              (g) power to discharge or exonerate the Note Trustee from all liability in respect of any act or omission for which the Note Trustee may have become responsible under this Deed or under the Notes;

              (h) power to authorise the Note Trustee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

              (i) power to sanction any such substitution as is referred to in Condition [_], but without prejudice to the Note Trustee's powers in relation thereto or any scheme or proposal for the exchange or sale of the Notes for, or the conversion of any of the Notes into, or the cancellation of any of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or of any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash; and

              (j) power to authorise the Note Trustee or any receiver appointed by it where it or he shall have entered into possession of the security to discontinue enforcement of any security constituted by this Deed and the Deed of Charge either unconditionally or upon any conditions, provided that:

              (i) no modification involving any of the matters referred to in the proviso to paragraph 5 above passed by the Class A Noteholders shall be effective unless it is sanctioned by an Extraordinary Resolution of each of the Class B Noteholders (provided that the Class B Notes are then outstanding) and the Class C Noteholders (provided that the Class C Notes are then outstanding);

              (ii) no modification involving any of the matters referred to in the proviso to paragraph 5 above passed by the Class B Noteholders shall be effective unless it is sanctioned by an Extraordinary Resolution of the Class B Noteholders (provided that the Class B Notes are then outstanding) and the Class C Noteholders (provided that the Class C Notes are then outstanding); and

              (iii) no modification involving any of the matters referred to in the proviso to paragraph 5 above passed by the Class C Noteholders shall be effective unless it is sanctioned by an Extraordinary Resolution of each of the Class A Noteholders (provided that the Class A Notes are then outstanding) and the Class B Noteholders (provided that the Class B Notes are then outstanding;

              (iv) no other Extraordinary Resolution of the Class B Noteholders or the Class C Noteholders shall be effective unless (a) the Note Trustee is of the opinion that it will not be materially prejudicial to the interests of the Class A Noteholders or the Class B Noteholders, as the case may be, or (b) it is sanctioned by an Extraordinary Resolution of the Class A Noteholders or the Class B Noteholders, as the case may be, or (c) none of the Class A Notes or, as the case may be, the Class B Notes remains outstanding;

19. The following provisions shall apply where outstanding Notes belong to more than one class:

              (a) business which in the opinion of the Note Trustee affects the Notes of only one class shall be transacted at a separate meeting of the Noteholders of that class;

              (b) business which in the opinion of the Note Trustee affects the Notes of more than one class but does not give rise to an actual or potential conflict of interest between the Noteholders of one such class and the Noteholders of any other class shall be transacted either at separate meetings of the Noteholders of each such class or at a single meeting of the Noteholders of all such classes as the Trustee shall in its absolute discretion determine;

              (c) business which in the opinion of the Note Trustee affects the Notes of more than one class and gives rise to an actual or potential conflict of interest between the Noteholders of one such class and the Noteholders of any other such class shall be transacted at separate meetings of the Noteholders of each such class; and

              (d) as may be necessary to give effect to the above provisions, the preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant class and to the Noteholders of such Notes.

20. Subject to the provisos to paragraph 18 above, any resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Deed shall be binding upon all the Noteholders of the relevant class or classes (as the case may be) whether present or not present at such meeting and whether or not voting and any resolution passed at a meeting of the Class A Noteholders duly convened and held as aforesaid shall also be binding upon all the Class B Noteholders and Class C Noteholders and any resolution passed at a meeting of the Class B Noteholders duly convened and held as aforesaid shall also be binding upon all of the Class C Noteholders.

        All of the relevant classes of Noteholders shall be bound to give effect to any such resolutions accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published (at the cost of the Issuer) in accordance with Note Condition [_] by the Issuer within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate such resolution.

21. The expression "EXTRAORDINARY RESOLUTION" when used in this Deed means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of seventy-five per cent. of the persons voting thereat upon a show of hands or if a poll be duly demanded then by a majority consisting of not less than seventy-five per cent. of the votes given on such poll.

22. Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

23. Where appropriate, subject to the provisions of this Trust Deed and the relevant Note Conditions, joint meetings of the Class A Noteholders, the Class B Noteholders and Class C Noteholders may be held to consider the same resolution and/or, as the case may be, the same Extraordinary Resolution and the provisions of this Schedule shall apply MUTATIS MUTANDIS thereto.

24. Subject to all other provisions contained in this Deed the Note Trustee may without the consent of the Issuer or the Noteholders prescribe such further resolutions regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Note Trustee may in its sole discretion think fit.

25. References herein to a "RESOLUTION DULY PASSED AT A MEETING OF THE NOTEHOLDERS" shall include, where the context permits, a resolution in writing signed by or on behalf of all Noteholders of the relevant class who for the time being are entitled to receive notice of a meeting in accordance with the provisions herein contained. Such resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of such Noteholders.

                               THE NINTH SCHEDULE
                              PRIORITY OF PAYMENTS

The Note Trustee shall (subject to Clause 8) apply all monies received by it under this Deed:

        (a) FIRST, in no order of priority INTER SE but PRO RATA to the respective amounts then due, to pay remuneration then due to any receiver appointed pursuant to the Deed of Charge or the Note Trustee and all amounts due in respect of legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands then incurred by the Note Trustee under and in respect of the Related Documents (as defined in Note Condition [_]) and in enforcing the security created by or pursuant to the Deed of Charge or in perfecting title to the Security, together with interest thereon as provided in any such document;

        (b) SECONDLY, in payment or satisfaction of all costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands of the Swap Counterparty in relation to each Swap Agreement;

        (c) THIRDLY, in order of priority INTER SE, the respective amounts then due:

                (A) FIRST (to the extent not covered by (a) above) in payment or satisfaction of costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands of the Note Trustee under the Trust Deed; and

                (B) SECONDLY in or towards payment PARI PASSU and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Class A Notes having paid any Sterling Amounts required to be paid to the Swap Counterparty under the terms of the Dollar A Swap Agreement;

        (d) FOURTHLY, in or towards payment PARI PASSU and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Class B Notes after having paid any Sterling Amounts required to be paid to the Swap Counterparty under the Dollar B Swap Agreements;

        (e) FIFTHLY, in or towards payment PARI PASSU and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Class C Notes after having paid any Sterling Amounts required to be paid to the Swap Counterparty under the Dollar C Swap Agreements;

        (f) SIXTHLY, in or towards payment of (i) interest and (ii) principal due and unpaid under the Expenses Loan Agreement;

        (g) SEVENTHLY, in or towards payment of any sums due from (or required to be provided for by) the Issuer to meet its liabilities to any taxation authority (including in respect of corporation tax to the Inland Revenue);

        (h) EIGHTHLY, in or towards payment of any sums due to third parties under obligations incurred in the course of the Issuer's business; and

        (i) NINTHLY, in payment of the balance (if any) to the liquidator of the Issuer.

Without prejudice to the above, if the Note Trustee holds any monies which represent principal and interest in respect of the Notes which have become void or in respect of which claims have been prescribed under Note Condition
[_], the Note Trustee will hold such monies on the above trusts.

Executed as a deed on behalf of                                        )
GRACECHURCH CARD FUNDING (NO.2) PLC                                    )
by                                                                     )
in the presence of:                                                    )

Executed as a Deed on behalf of                                        )
THE BANK OF NEW YORK                                         )
by                                                                     )
in the presence of:-                                                   )